Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

between

AMERICAN NATIONAL BANKSHARES INC.

and

MAINSTREET BANKSHARES, INC.

____________________________

August 24, 2014

____________________________

5.13	Employment Arrangements	41
5.14	Notice of Deadlines	41
5.15	Consent to Assign and Use Leased Premises; Extensions	41
5.16	Takeover Laws	41
5.17	Change of Method	41
5.18	Certain Policies	42
5.19	Corporate Governance	42
5.20	Shareholder Litigation	42

Article 6.	CONDITIONS TO THE MERGER	43
6.1	General Conditions	43
6.2	Conditions to Obligations of American	44
6.3	Conditions to Obligations of MainStreet	44

Article 7.	TERMINATION	45
7.1	Termination	45
7.2	Effect of Termination	46
7.3	Non-Survival of Representations, Warranties and Covenants	46
7.4	Fees and Expenses	47

ARTICLE 8.	GENERAL PROVISIONS	48
8.1	Entire Agreement	48
8.2	Binding Effect; No Third Party Rights	48
8.3	Waiver and Amendment	49
8.4	Governing Law	49
8.5	Notices	49
8.6	Counterparts	50
8.7	Waiver of Jury Trial	50
8.8	Severability	50

LIST OF EXHIBITS

EXHIBIT 1.1	Plan of Merger
EXHIBIT 1.3	Form of Subsidiary Bank Agreement and Plan of Merger
EXHIBIT 5.8	Form of Affiliate Agreement

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INDEX OF DEFINED TERMS

Acquisition Proposal	Section 5.5(c)
Agreement	Recitals
Bank Reports	Section 3.3(f)
American	Recitals
American Benefit Plans	Section 3.4(k)(i)
American Common Stock	Section 2.1(a)
American National Bank	Section 1.3
American Subsidiary	Section 3.4(b)
BHCA	Section 3.3(a)
Cash Consideration	2.1(b)
Closing Date	Section 1.2(b)
Code	Recitals
Confidentiality Agreement	Section 5.5(b)
Derivative Contract	Section 3.3(t)
Disclosure Schedule	Section 3.1
Dissenting Shares	Section 2.8
ERISA	Section 3.3(m)(iii)
Effective Date	Section 1.2(a)
Environmental Claim	Section 3.3(q)(v)(A)
Environmental Laws	Section 3.3(q)(v)(B)
Exchange Act	Section 3.3(e)(i)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Exchange Ratio	Section 2.1(b)
FDIC	Section 3.3(a)
Financial Statements	Section 3.3(e)(ii)
Franklin Community Bank	Section 1.3
GAAP	Section 3.3(e)(ii)
Governmental Authority	Section 3.3(j)
Intellectual Property	Section 3.3(s)
Knowledge	Section 3.2(c)
Loan	Section 3.3(p)
Loan Loss Allowance	Section 3.3(o)(ii)
MainStreet	Recitals
MainStreet Benefit Plans	Section 3.3(m)(i)
MainStreet Common Certificate	Section 2.1(d)
MainStreet Common Stock	Section 2.1(b)
MainStreet Continuing Employees	Section 5.9(a)
MainStreet SERP	Section 5.9(e)
MainStreet Stock Option	Section 2.3(a)
MainStreet Stock Plan	Section 2.3(a)
MainStreet Stockholder Approval	Section 3.3(c)(i)
MainStreet Stockholders Meeting	Section 5.3
MainStreet Subsidiary	Section 3.3(b)

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MainStreet Technology Systems	Section 3.3(s)
Material Adverse Effect	Section 3.2(b)
Material Contract	Section 3.3(i)(i)
Materials of Environmental Concern	Section 3.3(q)(v)(C)
Merger	Recitals
Merger Consideration	Section 2.1(b)
Option Exchange Ratio	Section 2.3(a)
OREO	Section 3.3(o)(iii)
Organizational Documents	Section 3.3(a)
Plan of Merger	Section 1.1
Proxy Statement	Section 5.4(a)
Registration Statement	Section 5.4(a)
Regulatory Approvals	Section 5.6(a)
Regulatory Agencies	Section 3.3(f)
Replacement Option	Section 2.3(a)
Rights	Section 3.3(d)
Sarbanes-Oxley Act	Section 3.3(e)(v)
SEC	Section 3.3(e)(i)
SEC Reports	Section 3.3(e)(i)
Securities Act	Section 3.3(e)(i)
Subsidiary Bank Merger	Section 1.3
Superior Proposal	Section 5.5(d)
Stock Consideration	Section 2.1(b)
Tax	Section 3.3(k)(i)
Tax Returns	Section 3.3(k)(i)
Taxes	Section 3.3(k)(i)
Termination Event	Section 7.4(e)
Termination Fee	Section 7.4(b)
VSCA	Section 1.1

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into as of August 24, 2014, between AMERICAN NATIONAL BANKSHARES INC., a Virginia corporation (“American”), and MAINSTREET BANKSHARES, INC., a Virginia corporation (“MainStreet”).

WHEREAS, the Boards of Directors of American and MainStreet have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transactions provided for herein, including the merger of MainStreet with and into American (the “Merger”);

WHEREAS, the Boards of Directors of American and MainStreet have each determined that the Merger is consistent with, and will further, their respective business strategies and goals; and

WHEREAS, it is the intention of the parties that, for federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

The Merger and Related Matters

1.1	The Merger.

Subject to the terms and conditions of this Agreement, at the Effective Date (as defined in Section 1.2), MainStreet will be merged with and into American pursuant to the Plan of Merger attached hereto as Exhibit 1.1 and made a part hereof (the “Plan of Merger”). The separate corporate existence of MainStreet thereupon shall cease, and American will be the surviving corporation in the Merger. The Merger will have the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”).

1.2	Effective Date; Closing.

(a) The Merger will become effective on the date and at the time shown on the Articles of Merger required to be filed with the office of the Virginia State Corporation Commission, as provided in Section 13.1-720 of the VSCA, effecting the Merger (the “Effective Date”). Subject to the satisfaction or waiver of the conditions set forth in Article 6, the parties will use their reasonable best efforts to cause the Effective Date to occur on January 1, 2015 or as soon as practicable thereafter and after all required regulatory and stockholder approvals to consummate the Merger have been received. At or after the Closing Date (as defined below), American and MainStreet will execute and deliver Articles of Merger containing the Plan of Merger to the Virginia State Corporation Commission.

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(b) Subject to the terms and conditions of this Agreement, the closing of the Merger will take place at 10:00 a.m. Eastern Time at the corporate office headquarters of American on a date mutually agreed to by the parties and which shall be held at or before the Effective Date (the “Closing Date”). All documents required by this Agreement to be delivered at or before the Effective Date will be exchanged by the parties on the Closing Date.

1.3	Subsidiary Bank Merger.

At the Effective Date or as soon thereafter as reasonably practicable, Franklin Community Bank, National Association, the wholly-owned national banking association subsidiary of MainStreet (“Franklin Community Bank”), shall be merged with and into American National Bank and Trust Company (“American National Bank”), the wholly-owned national banking association subsidiary of American (the “Subsidiary Bank Merger”), pursuant to the Subsidiary Bank Agreement and Plan of Merger, the form of which is attached hereto as Exhibit 1.3. As soon as practicable after the approval of this Agreement by the Boards of Directors of American and MainStreet, and no later than the date of this Agreement, each of American, American National Bank, MainStreet and Franklin Community Bank, respectively, shall take all actions necessary to approve and adopt the Subsidiary Bank Agreement and Plan of Merger, including effecting the necessary stockholder and board of director approvals, all of which shall be conditioned on the consummation of the Merger. Prior to the Effective Date, such parties shall take all actions necessary to approve and adopt any and all other agreements and documents to effect the Subsidiary Bank Merger.

1.4	Articles of Incorporation and Bylaws of American.

The Articles of Incorporation of American as in effect immediately prior to the Effective Date will be the Articles of Incorporation of American at and after the Effective Date until thereafter amended in accordance with applicable law. The Bylaws of American as in effect immediately prior to the Effective Date will be the Bylaws of American at and after the Effective Date until thereafter amended in accordance with applicable law.

ARTICLE 2

Merger Consideration; Exchange Procedures

2.1	Conversion of Shares.

At the Effective Date, by virtue of the Merger and without any action on the part of American or MainStreet or their respective stockholders:

(a) Each share of common stock, par value $1.00 per share, of American (“American Common Stock”), that is issued and outstanding immediately before the Effective Date shall remain issued and outstanding and shall remain unchanged by the Merger.

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(b) Each share of common stock, no par value, of MainStreet (“MainStreet Common Stock”), that is issued and outstanding immediately before the Effective Date (other than the Dissenting Shares as defined in Section 2.8) will be converted into and exchanged for the right to receive (i) 0.482 shares (the “Exchange Ratio”) of American Common Stock (the “Stock Consideration”) and (ii) a cash sum of $3.46 (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

(c) All shares of MainStreet Common Stock converted pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Date.

(d) Each certificate previously representing shares of MainStreet Common Stock (a “MainStreet Common Certificate”) shall cease to represent any rights except the right to receive with respect to each underlying share of MainStreet Common Stock (i) the Merger Consideration upon the surrender of such MainStreet Common Certificate in accordance with Section 2.2, and (ii) any dividends or distributions or cash in lieu of fractional shares which the holder thereof has the right to receive pursuant to Sections 2.4 and 2.6.

(e) Each share of MainStreet Common Stock held by either party and each share of American Common Stock held by MainStreet or any of the MainStreet Subsidiaries (as defined herein) prior to the Effective Date (in each case other than in a fiduciary or agency capacity or on behalf of third parties as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Date and no consideration shall be issued in exchange therefor; provided, that such shares of American Common Stock shall resume the status of authorized and unissued shares of American Common Stock.

2.2	Exchange Procedures.

(a) On or before Closing Date, American shall deposit, or shall cause to be deposited, with its transfer agent or such other transfer agent or depository or trust institution of recognized standing approved by American (in such capacity, the “Exchange Agent”), for the benefit of the holders of the MainStreet Common Certificates, (i) certificates representing the shares of American Common Stock issuable pursuant to this Article 2, and (ii) cash equal to the aggregate amount of the Cash Consideration issuable pursuant to this Article 2, together with any dividends or distributions with respect thereto and any cash to be paid in lieu of fractional shares without any interest thereon (the “Exchange Fund”), in exchange for certificates representing outstanding shares of MainStreet Common Stock.

(b) As promptly as practicable after the Effective Date, American shall cause the Exchange Agent to send to each former stockholder of record of MainStreet immediately before the Effective Date transmittal materials for use in exchanging such stockholder’s MainStreet Common Certificates for the Merger Consideration, as provided for herein.

(c) American shall cause the Merger Consideration into which shares of MainStreet Common Stock are converted at the Effective Date, and dividends or distributions which a MainStreet stockholder shall be entitled to receive and any cash to be paid in lieu of fractional shares, to be issued and paid to such MainStreet stockholder upon delivery to the Exchange Agent of MainStreet Common Certificates representing such shares of MainStreet Common Stock, together with the transmittal materials duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any such cash to be paid pursuant to Sections 2.4 or 2.6.

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(d) Any MainStreet stockholder whose MainStreet Common Certificates have been lost, destroyed, stolen or are otherwise missing shall be entitled to the Merger Consideration, dividends or distributions, and cash in lieu of fractional shares to which such stockholder shall be entitled upon compliance with reasonable conditions imposed by American pursuant to applicable law and as required in accordance with American’s standard policy (including the requirement that the shareholder furnish a surety bond or other customary indemnity).

(e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MainStreet for twelve (12) months after the Effective Date shall be returned to American (together with any earnings in respect thereof). Any stockholders of MainStreet who have not complied with this Article 2 shall thereafter be entitled to look only to American, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of MainStreet Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.

(f) None of the Exchange Agent, either of the parties hereto or any of the American Subsidiaries (as defined herein) or the MainStreet Subsidiaries (as defined herein) shall be liable to any stockholder of MainStreet for any amount of property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.3	MainStreet Stock Options.

(a) At the Effective Date, each option to purchase shares of MainStreet Common Stock (a “MainStreet Stock Option”) granted under an equity or equity-based compensation plan of MainStreet (a “MainStreet Stock Plan”) or otherwise granted shall vest and shall be converted into an option (each, a “Replacement Option”) to acquire, on the same terms and conditions as were applicable under such MainStreet Stock Option (except as provided otherwise in this Section 2.3(a)), the number of shares of American Common Stock equal to the product of (i) the number of shares of MainStreet Common Stock subject to the MainStreet Stock Option multiplied by (ii) 0.643 (the “Option Exchange Ratio”). Such product shall be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each Replacement Option shall equal (y) the exercise price per share of shares of MainStreet Common Stock that were purchasable pursuant to such MainStreet Stock Option divided by (z) the Option Exchange Ratio. Notwithstanding the foregoing, each MainStreet Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted if necessary in accordance with the requirements of Section 424 of the Code and all other options shall be adjusted if necessary in a manner that maintains the options exemption from Section 409A of the Code. At the Effective Date, American shall assume the MainStreet Stock Plans; provided that such assumption shall only be with respect to the Replacement Options and American shall have no obligation to make any additional grants or awards under the MainStreet Stock Plans.

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(b) As soon as practicable after the Effective Date, American will deliver to the holders of Replacement Options any required notices setting forth such holders’ rights pursuant to the respective MainStreet Stock Plan and award documents and stating that such Replacement Options have been issued by American and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger and the terms of the MainStreet Stock Plan).

2.4	No Fractional Shares.

Each holder of shares of MainStreet Common Stock exchanged pursuant to the Merger which would otherwise have been entitled to receive a fraction of a share of American Common Stock shall receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount equal to such fractional part of a share of American Common Stock multiplied by the closing sale price of American Common Stock on the NASDAQ Global Select Market for the trading day immediately preceding (but not including) the Effective Date.

2.5	Anti-Dilution.

In the event American changes (or establishes a record date for changing) the number of shares of American Common Stock issued and outstanding before the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, appropriate and proportional adjustments will be made to the Exchange Ratio.

2.6	Dividends.

No dividend or other distribution payable to the holders of record of MainStreet Common Stock at, or as of, any time after the Effective Date will be paid to the holder of any MainStreet Common Certificate until such holder physically surrenders such certificate (or furnishes a surety bond or a customary indemnity that such certificate is lost, destroyed, stolen or otherwise missing as provided in Section 2.2(d)) for exchange as provided in Section 2.2 of this Agreement, promptly after which time all such dividends or distributions will be paid (without interest).

2.7	Withholding Rights.

The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax (as defined herein) law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority (as defined herein) by the Exchange Agent, such amounts withheld will be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Exchange Agent.

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2.8	Dissenting Shares.

Any holder of shares of MainStreet Common Stock who perfects such holder’s appraisal rights in accordance with and as contemplated by Sections 13.1-729 through 13.1-741.1 of the VSCA shall be entitled to receive from American, in lieu of the Merger Consideration, the value of such shares as to which appraisal rights have been perfected in cash as determined pursuant to the VSCA; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with all applicable provisions of the VSCA, and surrendered to MainStreet the certificate or certificates representing the shares for which payment is being made (the “Dissenting Shares”). In the event that after the Effective Date a dissenting stockholder of MainStreet fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s shares, American shall issue and deliver the consideration to which such holder of shares of MainStreet Common Stock is entitled under this Article 2 (without interest) upon surrender by such holder of the MainStreet Common Certificate representing such shares.

ARTICLE 3

Representations and Warranties

3.1	Disclosure Schedule.

Prior to the date of this Agreement, MainStreet has delivered to American a schedule (its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of MainStreet’s representations or warranties contained in Section 3.3 or to one or more of its covenants or agreements contained in Articles 4 or 5; provided that, (i) no such item is required to be set forth in MainStreet’s Disclosure Schedule as an exception to any representation or warranty of MainStreet if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (ii) the mere inclusion of an item in MainStreet’s Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by MainStreet that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined herein) with respect to MainStreet.

3.2	Standard.

(a) No representation or warranty of American or MainStreet contained in Article 3 (other than the representations and warranties contained in (i) Sections 3.3(c)(i) and 3.3(u) for MainStreet and Section 3.4(c)(i) for American, which shall be true in all material respects to it, and (ii) Sections 3.3(c)(ii)(A), 3.3(d), 3.3(g)(ii) and 3.3(p) for MainStreet and Sections 3.4(c)(ii)(A), 3.4(d) and 3.4(g)(ii) for American, which shall be true and correct in all respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 3.3 or Section 3.4, has had or is reasonably likely to have a Material Adverse Effect on such party.

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(b) The term “Material Adverse Effect,” as used with respect to a party, means an event, change, effect or occurrence which, individually or together with any other event, change, effect or occurrence, (i) is materially adverse to the business, properties, financial condition or results of operations of such party and its subsidiaries (meaning the “MainStreet Subsidiaries” as defined in Section 3.3(b) or the “American Subsidiaries” as defined in Section 3.4(b), as the case may be), taken as a whole, or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis; provided that a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in laws or regulations generally affecting the banking and bank holding company businesses and the interpretation of such laws and regulations by courts or governmental authorities, (B) changes after the date of this Agreement in generally accepted accounting principles or regulatory accounting requirements generally affecting the banking and bank holding company businesses, (C) changes or events after the date of this Agreement generally affecting the banking and bank holding company businesses, including changes in prevailing interest rates, and not specifically relating to American, the American Subsidiaries, MainStreet or the MainStreet Subsidiaries, (D) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, (E) the public disclosure of this Agreement and the transactions contemplated hereby, (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof, and (G) any outbreak or escalation of major hostilities or acts of terrorism which involves the United States; except, with respect to clauses (A), (B), (C) or (G), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, financial condition or results of operations such party hereto and its subsidiaries, taken as a whole, as compared to other comparable companies in the industry in which such party and its subsidiaries operate.

(c) The term “Knowledge” when used with respect to a party means (i) the actual knowledge and belief of such party’s executive officers, and (ii) the knowledge that a reasonably prudent executive officer should have if such person duly performed his or her duties as an executive officer of such party. For the purpose of the term Knowledge, “executive officer” shall mean (y) with respect to American, its Executive Chairman, its President and Chief Executive Officer and its Senior Vice President and Chief Financial Officer, and (z) with respect to MainStreet, its President and Chief Executive Officer, its Executive Vice President and Senior Lender, its Senior Vice President and Chief Financial Officer and its Senior Vice President and Operations Officer.

3.3	Representations and Warranties of MainStreet.

Subject to and giving effect to Sections 3.1 and 3.2 and except as set forth in its Disclosure Schedule, MainStreet hereby represents and warrants to American as follows:

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(a) Organization, Standing and Power. MainStreet is a Virginia corporation duly organized, validly existing and in good standing under the laws of Virginia. MainStreet has the corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. MainStreet is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). Franklin Community Bank, a wholly-owned subsidiary of MainStreet, is a national bank duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business. Franklin Community Bank’s deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent permitted by law. True and complete copies of the articles of incorporation, bylaws or other similar governing instruments (“Organizational Documents”) of MainStreet and Franklin Community Bank, in each case as amended to the date hereof and as in full force and effect as of the date hereof, are set forth in Section 3.3(a) of the MainStreet Disclosure Schedule.

(b) Subsidiaries. MainStreet does not own, directly or indirectly, five percent (5%) or more of the outstanding capital stock or other equity interests of any corporation, bank or other organization actively engaged in business except as set forth in Section 3.3(b) in the MainStreet Disclosure Schedule (each individually a “MainStreet Subsidiary” and collectively the “MainStreet Subsidiaries”). Each MainStreet Subsidiary (i) is a duly organized bank, corporation, limited liability company or statutory trust, validly existing and in good standing under applicable laws, (ii) has full corporate power and authority to carry on its business as now conducted and (iii) is duly qualified to do business in the states where its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on MainStreet on a consolidated basis. The outstanding shares of capital stock or equity interests of each MainStreet Subsidiary have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and all such shares are directly or indirectly owned by MainStreet free and clear of all liens, claims and encumbrances or preemptive rights of any person. No rights are authorized, issued or outstanding with respect to the capital stock or equity interests of any MainStreet Subsidiary and there are no agreements, understandings or commitments relating to the right of MainStreet to vote or to dispose of the capital stock or equity interests of any MainStreet Subsidiary. A true and complete list of each direct and indirect MainStreet Subsidiary as of the date hereof is set forth in Section 3.3(b) of the MainStreet Disclosure Schedule that shows the jurisdiction of organization of each MainStreet Subsidiary, its form of organization (corporate, partnership, joint venture), and lists the owner(s) and percentage ownership (direct or indirect) of each MainStreet Subsidiary.

(c) Authority; No Breach of the Agreement.

(i) MainStreet has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MainStreet, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of MainStreet, subject only to the receipt of the approval of this Agreement and the Plan of Merger by the holders of more than two-thirds of the outstanding shares of MainStreet Common Stock (the “MainStreet Stockholder Approval”). This Agreement is a valid and legally binding obligation of MainStreet, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of rights of creditors or by general principles of equity).

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(ii) Neither the execution and delivery of this Agreement by MainStreet, nor the consummation by MainStreet of the transactions contemplated hereby, nor compliance by MainStreet with any of the provisions hereof will: (A) conflict with or result in a breach of any provision of the Organizational Documents of MainStreet or Franklin Community Bank; (B) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or asset of MainStreet or any MainStreet Subsidiary pursuant to any (1) note, bond, mortgage, indenture, or (2) any material license, agreement or other instrument or obligation, to which MainStreet or any MainStreet Subsidiary is a party or by which MainStreet or any MainStreet Subsidiary or any of their properties or assets may be bound; or (C) subject to the receipt of all required regulatory and stockholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to MainStreet or any MainStreet Subsidiary.

(iii) As of the date hereof, MainStreet is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger.

(d) MainStreet Capital Stock. The authorized capital stock of MainStreet consists of 10,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding, and 10,000,000 shares of common stock, no par value, of which 1,713,375 shares are issued and outstanding as of the date of this Agreement. All outstanding shares of MainStreet Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. As of the date of this Agreement, 67,023 shares of MainStreet Common Stock are subject to MainStreet Stock Options granted under a MainStreet Stock Plan. As of the date of this Agreement, there are not any shares of capital stock of MainStreet reserved for issuance, or any outstanding or authorized options, warrants, rights, agreements, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to its capital stock pursuant to which MainStreet is or may become obligated to issue shares of capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock (collectively, “Rights”), except as contemplated by a MainStreet Stock Plan and as set forth in Section 3.3(d) of its Disclosure Schedule (which includes copies of any MainStreet Stock Plan and individual stock award agreements thereunder).

(e) SEC Filings; Financial Statements; Accounting Controls.

(i) MainStreet has filed all reports, registration statements, proxy statements, offering circulars, schedules and other documents required to be filed by it (collectively, the “SEC Reports”) with the Securities and Exchange Commission (the “SEC”) since December 31, 2010 under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent such SEC Reports are not available on the SEC’s Electronic Data Gathering Analysis and Retrieval system, made available to the other party copies of such SEC Reports. MainStreet’s SEC Reports, including the financial statements, exhibits and schedules contained therein, (A) at the time filed, complied (and any SEC Reports filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) at the time they were filed (or if amended or superseded by another SEC Report filed prior to the date of this Agreement, then on the date of such filing), did not (and any SEC Reports filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

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(ii) Each of MainStreet’s financial statements contained in or incorporated by reference into any SEC Reports (including any SEC Reports filed after the date of this Agreement) (the “Financial Statements”) complied (or, in the case of SEC Reports filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act with respect thereto, fairly presented (or, in the case of SEC Reports filed after the date of this Agreement, will fairly present) the consolidated financial position of MainStreet and the MainStreet Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, in each case in accordance with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited financial statements.

(iii) MainStreet and each of the MainStreet Subsidiaries has devised and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with general or specific authorization of its Board of Directors and duly authorized executive officers, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as MainStreet and each of the MainStreet Subsidiaries or other criteria applicable to such financial statements, and to maintain proper accountability for items therein, (iii) access to its properties and assets is permitted only in accordance with general or specific authorization of its Board of Directors and duly authorized executive officers, and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

(iv) MainStreet’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information required to be disclosed by it in its SEC Reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of its chief executive officer and chief financial officer required under the Exchange Act with respect to such reports. MainStreet has disclosed, to its auditors and the audit committee of its Board of Directors and on Section 3.3(e)(iv) of its Disclosure Schedule (i) based on the evaluation of such controls in conjunction with its Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2014, any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect its ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as of the date hereof.

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(v) Each of MainStreet’s principal executive officer and principal financial officer (or each former principal executive officer and each former principal financial officer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to its SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. MainStreet is in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MainStreet.

(f) Bank Reports. MainStreet and each of the MainStreet Subsidiaries has filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (the “Bank Reports”), that they were required to file since December 31, 2010 with the Board of Governors of the Federal Reserve System, the Office the Bureau of Financial Institutions of the Virginia State Corporation Commission, the FDIC and the Office of the Comptroller of the Currency, and any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over MainStreet and each of the MainStreet Subsidiaries (collectively, the “Regulatory Agencies”), including any Bank Report required to be filed pursuant to the laws of the United States, any state or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such Bank Report or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on it. Any such Bank Report regarding MainStreet or any of the MainStreet Subsidiaries filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of MainStreet’s and each of the MainStreet Subsidiaries’ business, there is no pending proceeding before, or, to its Knowledge, examination or investigation by, any Regulatory Agency into the business or operations of MainStreet or any of the MainStreet Subsidiaries. Except as disclosed in the Bank Reports and in Section 3.3(f) of the MainStreet Disclosure Schedule, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any Bank Report or relating to any examination or inspection of MainStreet any of the MainStreet Subsidiaries, and there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of MainStreet or any of the MainStreet Subsidiaries since December 31, 2010, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MainStreet.

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(g) Absence of Certain Changes or Events. Since December 31, 2013, except as disclosed in SEC Reports, Financial Statements or Bank Reports filed prior to the date of this Agreement, (i) MainStreet and the MainStreet Subsidiaries have conducted their respective businesses and incurred liabilities only in the ordinary course consistent with past practices, and (ii) there have been no events, changes, developments or occurrences which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on MainStreet.

(h) Absence of Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved for in its financial statements contained in SEC Reports, Financial Statements or Bank Reports filed prior to the date of this Agreement, (ii) liabilities incurred since June 30, 2014 in the ordinary course of business consistent with past practice, (iii) liabilities which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (iv) liabilities incurred in connection with the transactions contemplated by this Agreement, neither MainStreet nor any MainStreet Subsidiary has, and since June 30, 2014 neither has incurred (except as permitted by Section 4.1), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its SEC Reports or Bank Reports) and except as disclosed in Section 3.3(h) of the MainStreet Disclosure Schedule.

(i) Material Contracts; Defaults.

(i)          Set forth in Section 3.3(i)(i) of the MainStreet Disclosure Schedule is a list that includes each of the following agreements, contracts, arrangements, commitments or understandings (whether written or oral) that MainStreet or any MainStreet Subsidiary is a party to, bound by or subject to (each, a “Material Contract” and collectively, “Material Contracts”): (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of MainStreet or a MainStreet Subsidiary to indemnification from MainStreet or a MainStreet Subsidiary, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment or value of more than $20,000 per year and/or has a termination fee, (E) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the Federal Home Loan Bank of Atlanta, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (F) which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of MainStreet or a MainStreet Subsidiary, (G) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (H) which provides for the payment by MainStreet or a MainStreet Subsidiary of payments upon a change in control thereof, (I) which is a lease for any real or material personal property owned or presently used by MainStreet or a MainStreet Subsidiary, (J) which materially restricts the conduct of any business by MainStreet or a MainStreet Subsidiary or limits the freedom of MainStreet or a MainStreet Subsidiary to engage in any line of business in any geographic area (or would so restrict American or American National Bank or any of its affiliates after consummation of the Merger) or which requires exclusive referrals of business or requires MainStreet or a MainStreet Subsidiary to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (K) which is with respect to, or otherwise commits MainStreet or a MainStreet Subsidiary to do, any of the foregoing.

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(ii)         Each Material Contract is valid and binding on MainStreet or the respective MainStreet Subsidiary and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of MainStreet, is valid and binding on the other parties thereto. MainStreet and each MainStreet Subsidiary is not, and to the Knowledge of MainStreet, no other party thereto, is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits which is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by MainStreet or a MainStreet Subsidiary is currently outstanding.

(j) Legal Proceedings; Compliance with Laws. Except as set forth in Section 3.3(j) of the MainStreet Disclosure Schedule, there are no actions, suits or proceedings instituted or pending or, to its Knowledge, threatened against MainStreet or any of the MainStreet Subsidiaries or against any of MainStreet’s or the MainStreet Subsidiaries’ properties, assets, interests or rights, or against any of MainStreet’s or MainStreet Subsidiaries’ officers, directors or employees in their capacities as such. Except as set forth in Section 3.3(j) of the MainStreet Disclosure Schedule, neither MainStreet nor any of the MainStreet Subsidiaries is a party to or subject to any agreement, order, memorandum of understanding, enforcement action, or supervisory or commitment letter by or with any Governmental Authority (as defined herein) restricting the operations of MainStreet or the operations of any of the MainStreet Subsidiaries and neither MainStreet nor any of the MainStreet Subsidiaries has been advised by any Governmental Authority that any such Governmental Authority is contemplating issuing or requesting the issuance of any such agreement, order, memorandum, action or letter in the future. MainStreet and each of the MainStreet Subsidiaries have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders). For the purposes of this Agreement, a “Governmental Authority” means any court, administrative agency or commission or other governmental authority, agency or instrumentality, domestic or foreign, or any industry self-regulatory authority.

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(k) Tax Matters.

(i) MainStreet and each of the MainStreet Subsidiaries have filed all federal, state and local tax returns and reports (“Tax Returns”) required to be filed, and all such Tax Returns were correct and complete in all material respects. All Taxes (as defined herein) owed by MainStreet or any of the MainStreet Subsidiaries have been paid, are reflected as a liability in its SEC Reports or Bank Reports, or are being contested in good faith as set forth in its Disclosure Schedule. Except as set forth in Section 3.3(k)(i) of its Disclosure Schedule, no tax return or report filed by MainStreet or any of the MainStreet Subsidiaries is under examination by any Governmental Authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against MainStreet or any of the MainStreet Subsidiaries by any Governmental Authority. For the purposes of this Agreement, “Tax” or “Taxes” mean all taxes, charges, fees, levies or other assessments imposed by a Governmental Authority, including, without limitation, all income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

(ii) MainStreet and each of the MainStreet Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. MainStreet and each of the MainStreet Subsidiaries have complied in all material respects with all information reporting and backup withholding provisions of applicable law.

(iii) There are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets of MainStreet or any of the MainStreet Subsidiaries. Neither MainStreet nor any of the MainStreet Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MainStreet and the MainStreet Subsidiaries). Neither MainStreet nor any of the MainStreet Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(iv) Neither MainStreet nor any of the MainStreet Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4. MainStreet and each of the MainStreet Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. MainStreet is not and has not been a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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(v) MainStreet is not aware of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

(l) Property.

(i) Except as set forth in Section 3.3(l)(i) of the MainStreet Disclosure Schedule or reserved against as disclosed in its SEC Reports or Bank Reports, MainStreet and each of the MainStreet Subsidiaries have good and marketable title in fee simple absolute free and clear of all material liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected in the balance sheet included in its SEC Reports or Bank Reports as of December 31, 2013 or acquired after such date. All buildings, and all fixtures, equipment, and other property and assets that are material to MainStreet’s or any of the MainStreet Subsidiaries’ business, held under leases, subleases or licenses, are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure, all of the buildings, structures, and appurtenances owned, leased, or occupied by MainStreet and each of the MainStreet Subsidiaries are in good operating condition and in a state of good maintenance and repair and comply with applicable zoning and other municipal laws and regulations, and there are no latent defects therein.

(ii) Section 3.3(l)(ii) of the MainStreet Disclosure Schedule identifies and sets forth the address of each parcel of real estate or interest therein, leased, licensed or subleased by MainStreet and each of the MainStreet Subsidiaries or in which MainStreet or any of the MainStreet Subsidiaries has any leasehold interest. MainStreet has made available to American true and complete copies of all lease, license and sublease agreements, including without limitation every amendment thereto, for each parcel of real estate or interest therein to which MainStreet or any of the MainStreet Subsidiaries is a party.

(m) Employee Benefit Plans.

(i) Section 3.3(m)(i) of the MainStreet Disclosure Schedule sets forth a complete and accurate list of all employee benefit plans and programs of MainStreet and the MainStreet Subsidiaries, including without limitation: (A) all retirement, savings and other pension plans; (B) all health, severance, insurance, disability and other employee welfare plans; (C) all employment, vacation and other similar plans; and (D) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee and director benefit plans, programs or arrangements, and all employment or compensation arrangements, in each case for the benefit of or relating to its current and former employees and directors (individually, a “MainStreet Benefit Plan” and collectively, the “MainStreet benefit Plans”). Neither MainStreet nor any MainStreet Subsidiary is subject to or obligated under any oral or unwritten MainStreet Benefit Plan.

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(ii) MainStreet has, with respect to each MainStreet Benefit Plan, previously delivered or made available to American true and complete copies of: (A) all current MainStreet Benefit Plan agreements and documents and related trust agreements or annuity contracts and any amendments thereto; (B) all current summary plan descriptions and material communications to employees and MainStreet Benefit Plan participants and beneficiaries; (C) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (D) the most recent actuarial valuation (if any); (E) the most recent annual and periodic accounting of plan assets; (F) if the MainStreet Benefit Plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter or opinion letter, as applicable, received from the Internal Revenue Service; and (G) copies of the most recent nondiscrimination tests for all MainStreet Benefit Plans, as applicable.

(iii) None of the MainStreet Benefit Plans is a “multi-employer plan” as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(iv) All of the MainStreet Benefit Plans are in compliance in all material respects with applicable laws and regulations, and MainStreet has administered the MainStreet Benefit Plans in accordance with applicable laws and regulations in all material respects.

(v) Each MainStreet Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, as reflected in a current favorable determination letter (based on Internal Revenue Service permitted determination request procedures), or opinion letter, as applicable, or a filing for the same has been made with the Internal Revenue Service seeking such a determination letter and that request is still awaiting decision by the Internal Revenue Service (based on Internal Revenue Service permitted determination request procedures). Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any tax-qualified plan. There have been no “terminations,” “partial terminations” or “discontinuances of contributions,” as such terms are used in Section 411 of the Code and the regulations thereunder, to any tax-qualified plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such tax-qualified plans.

(vi) All required contributions (including all employer contributions and employee salary reduction contributions), premiums and other payments due for the current plan year or any plan year ending on or before the Closing Date, under all benefit arrangements have been made or properly accrued. All contributions to any MainStreet Benefit Plan have been contributed within the time specified in ERISA and the Code and the respective regulations thereunder. There are no “accumulated funding deficiencies,” as defined in Section 412 of the Code or Section 302 of ERISA, with respect to any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, of MainStreet or any MainStreet Subsidiary, and no request for a waiver from the Internal Revenue Service with respect to any minimum funding requirement under Section 412 of the Code.

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(vii) To its Knowledge, MainStreet has not engaged in any prohibited transactions, as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any MainStreet Benefit Plan that is a pension plan as defined in Section 3(2) of ERISA. To MainStreet’s Knowledge, no “fiduciary,” as defined in Section 3(21) of ERISA, of any MainStreet Benefit Plan has any liability for breach of fiduciary duty under ERISA.

(viii) There are no actions, suits, investigations or claims (other than routine claims for benefits) pending, threatened or anticipated with respect to any of the MainStreet Benefit Plans. None of the MainStreet Benefit Plans is the subject of a pending or, to the Knowledge of MainStreet, threatened investigation or audit by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guarantee Corporation.

(ix) Except as set forth in Section 3.3(m)(ix) of the MainStreet Disclosure Schedule (A) no compensation or benefit that is or will be payable in connection with the transactions contemplated by this Agreement will be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, (B) no MainStreet Benefit Plan contains any provision that would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement, and (C) no MainStreet Benefit Plan contains any provision that would materially increase any benefits otherwise payable under any MainStreet Benefit Plan or result in any acceleration of the time of payment or vesting of any such benefits to any material extent as a result of the transactions contemplated by this Agreement.

(x) MainStreet has not established and does not maintain a welfare plan, as defined in Section 3(1) of ERISA, that provides benefits to an employee at its expense after a termination of employment, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985.

(xi) Except as set forth in Section 3.3(m)(xi) of its Disclosure Schedule, MainStreet and the MainStreet Subsidiaries have made all bonus and commission payments to which they were required to make prior to the date hereof to any employee under any MainStreet Benefit Plan for calendar years 2012 and 2013.

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(xii) All “group health plans,” as defined in Section 5000(b)(1) of the Code, covering the employees of MainStreet or any MainStreet Subsidiary have been maintained in timely compliance with the notice and healthcare continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. MainStreet has delivered or caused to be delivered to American true and complete copies of all notice of continuation coverage rights under Section 4980B of the Code sent or received, the names and addresses of the senders and recipients, and their dates of termination of employment or other “qualifying event,” as defined in Section 4980B(f)(3) of the Code.

(xiii) Each MainStreet Benefit Plan that is a “nonqualified deferred compensation plan,” as defined in Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, has (A) since January 1, 2006, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code, as determined under applicable guidance of the U.S. Department of the Treasury and the Internal Revenue Service, and (B) since January 1, 2010, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

(n) Insurance. Set forth in Section 3.3(n) of the MainStreet Disclosure Schedule is a list of all insurance policies or bonds currently maintained by MainStreet or each MainStreet Subsidiary. MainStreet and the MainStreet Subsidiaries are insured with reputable insurers against such risks and in such amounts as management of MainStreet reasonably has determined to be prudent in accordance with industry practices. Since December 31, 2013, neither MainStreet nor any of the MainStreet Subsidiaries has received any notice of a premium increase or cancellation or a failure to renew with respect to any insurance policy or bond or, within the last three (3) calendar years, and since January 1, 2014, has been refused any insurance coverage sought or applied for, and MainStreet has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience on the part of MainStreet or the MainStreet Subsidiaries.

(o) Loan Portfolio; Allowance for Loan Losses; Mortgage Loan Buy-Backs. Except as set forth in Section 3.3(o) of the MainStreet Disclosure Schedule:

(i) All evidences of indebtedness reflected as assets by MainStreet in its SEC Reports, Financial Statements or Bank Reports as of June 30, 2014 were as of such date: (A) evidenced by notes, agreements or evidences of indebtedness which are true, genuine and what they purport to be; (B) to the extent secured, secured by valid liens and security interests which to its Knowledge have been perfected; (C) the legal, valid and binding obligation of the obligor and any guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and no defense, offset or counterclaim has been asserted with respect to any such loan which if successful could have a Material Adverse Effect on MainStreet; and (D) in all material respects made in accordance with its standard loan policies except for workout credits and approved policy exceptions.

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(ii) The allowance for possible loan losses (the “Loan Loss Allowance”) shown by MainStreet in its SEC Reports, Financial Statements or Bank Reports as of June 30, 2014 was, and the Loan Loss Allowance to be shown in its SEC Reports, Financial Statements or Bank Reports as of any date subsequent to the date of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (not including letter of credit or commitments to make loans or extend credit which are included in “other liabilities”).

(iii) Any reserve for losses with respect to other real estate owned (“OREO”) to be shown on MainStreet’s SEC Reports, Financial Statements or Bank Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the OREO portfolio of MainStreet and any of the MainStreet Subsidiaries as of the dates thereof.

(iv) The Loan Loss Allowance has been established in accordance with GAAP and applicable regulatory requirements and guidelines.

(v) Section 3.3(o)(v) of the MainStreet Disclosure Schedule sets forth all residential or commercial mortgage loans originated on or after January 1, 2010 by it or any of the MainStreet Subsidiaries (i) that were sold in the secondary mortgage market and have been re-purchased by it or any of the MainStreet Subsidiaries or (ii) that the institutions to whom such loans were sold (or their successors or assigns) have asked it or any of the MainStreet Subsidiaries to purchase back (but have not been purchased back).

(p) Certain Loans and Related Matters. Except as set forth in Section 3.3(p) of its Disclosure Schedule, on August 15, 2014, neither MainStreet nor any of the MainStreet Subsidiaries was a party to any written or oral: (i) loan, loan agreement, loan commitment, letter of credit, note, borrowing arrangement or other extension of credit (a “Loan”), under the terms of which the obligor was sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) Loan which had been classified by any bank examiner (whether regulatory, internal or by external consultant) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List,” or any comparable classifications by such persons; (iii) Loan, including any loan guaranty, with any of its directors or executive officers or directors or executive officers of any of the MainStreet Subsidiaries; or (iv) Loan in violation of any law, regulation or rule applicable to MainStreet or any of the MainStreet Subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any Governmental Authority.

(q) Environmental Matters.

(i) Except as described in Section 3.3(q) of its Disclosure Schedule, MainStreet and each of MainStreet Subsidiaries are in compliance with all Environmental Laws (as defined herein). Neither MainStreet nor any of the MainStreet Subsidiaries has received any communication alleging that MainStreet or such MainStreet Subsidiary is not in such compliance, and, to its Knowledge, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

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(ii) Neither MainStreet nor any of the MainStreet Subsidiaries has received notice of pending, and to their Knowledge there are no threatened, legal, administrative, arbitral or other proceedings, asserting Environmental Claims (as defined herein) or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition of, any material liability arising under any Environmental Laws upon (A) MainStreet or such MainStreet Subsidiary, (B) any person or entity whose liability for any Environmental Claim MainStreet or any MainStreet Subsidiary has or may have retained either contractually or by operation of law, (C) any real or personal property owned or leased by MainStreet or any MainStreet Subsidiary, or any real or personal property which MainStreet or any MainStreet Subsidiary has been, or is, judged to have managed or to have supervised or to have participated in the management of, or (D) any real or personal property in which MainStreet or a MainStreet Subsidiary holds a security interest securing a loan recorded on the books of MainStreet or such MainStreet Subsidiary. Neither MainStreet nor any of the MainStreet Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

(iii) With respect to all real and personal property owned or leased by MainStreet or any of the MainStreet Subsidiaries, or all real and personal property which MainStreet or any of the MainStreet Subsidiaries has been, or is, judged to have managed or to have supervised or to have participated in the management of, MainStreet will promptly provide American with access to copies of any environmental audits, analyses and surveys that have been prepared relating to such properties (a list of which is included in the MainStreet Disclosure Schedule). MainStreet and all of the MainStreet Subsidiaries are in compliance in all material respects with all recommendations contained in any such environmental audits, analyses and surveys.

(iv) To the Knowledge of MainStreet, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against MainStreet or any of the MainStreet Subsidiaries or against any person or entity whose liability for any Environmental Claim MainStreet or any of the MainStreet Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(v) For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Environmental Claim” means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, clean-up, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern (as defined herein).

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(B) “Environmental Laws” means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment.

(C) “Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

(r) Books and Records. The books and records of MainStreet and those of the MainStreet Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(s) Intellectual Property. MainStreet and the MainStreet Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all Intellectual Property and the MainStreet Technology Systems (as such terms are defined herein) that are used by MainStreet and the MainStreet Subsidiaries in their respective businesses as currently conducted. MainStreet and the MainStreet Subsidiaries to their Knowledge have not infringed or otherwise violated the Intellectual Property rights of any other person, and there is no claim asserted, or to the Knowledge of MainStreet threatened, against MainStreet or any of the MainStreet Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property. “Intellectual Property” means all trademarks, trade names, service marks, patents, domain names, database rights, copyrights, and any applications therefor, technology, know-how, trade secrets, processes, computer software programs or applications, and tangible or intangible proprietary information or material. The term “MainStreet Technology Systems” means the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals and computer systems, including any outsourced systems and processes, and Intellectual Property used by MainStreet and the MainStreet Subsidiaries or by a third party.

(t) Derivative Instruments. Except as set forth in Section 3.3(t) of the MainStreet Disclosure Schedule, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for MainStreet’s own account, or for the account of one or more of the MainStreet Subsidiaries or its or their customers (each a “Derivative Contract”), were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of MainStreet or one of the MainStreet Subsidiaries, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. Neither MainStreet nor any of the MainStreet Subsidiaries, nor, to the Knowledge of MainStreet, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement, except as set forth in Section 3.3(t) of the MainStreet Disclosure Schedule.

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(u) Deposits. Except as set forth in Section 3.3(u) of the MainStreet Disclosure Schedule, as of June 30, 2014, none of MainStreet’s deposits or the deposits of any of the MainStreet Subsidiaries are “brokered” deposits or are subject to any legal restraint or other legal process (other than garnishments, pledges, liens, levies, subpoenas, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of MainStreet or any of the MainStreet Subsidiaries.

(v) Investment Securities.

(i) MainStreet and each of the MainStreet Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, encumbrance or security interest, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of MainStreet or the MainStreet Subsidiaries and except for such defects in title or liens, encumbrances or security interests that would not be material to it. Such securities are valued on the books of MainStreet and each of the MainStreet Subsidiaries in accordance with GAAP.

(ii) MainStreet and each of the MainStreet Subsidiaries employs investment, securities risk management and other policies, practices and procedures that MainStreet and each of the MainStreet Subsidiaries believes are prudent and reasonable in the context of such businesses.

(w) Takeover Laws and Provisions. The Board of Directors of MainStreet has approved the Merger, this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby and has taken all such other necessary actions as required to exempt American and this Agreement and the Plan of Merger from Article 14 and Article 14.1 of the VSCA, and, accordingly, neither such article nor any other anti-takeover or similar statute or regulation applies to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover laws enacted under state or federal laws apply to the Merger, this Agreement, the Plan of Merger or any of the transactions contemplated hereby and thereby. MainStreet has taken all action required to be taken by MainStreet in order to make this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby comply with, and this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby do comply with, the requirements of MainStreet’s articles of incorporation and bylaws.

(x) Transactions With Affiliates. All “covered transactions” between MainStreet and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions.

(y) Financial Advisors. None of MainStreet, any of the MainStreet Subsidiaries or any of their respective officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with transactions contemplated herein, except that, in connection with this Agreement, MainStreet has retained BB&T Capital Markets, a division of BB&T Securities LLC as its financial advisor (pursuant to an engagement letter, a true and complete copy of which is included in Section 3.3(y) of its Disclosure Schedule and under which that firm will be entitled to certain fees in connection with this Agreement).

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(z) Fairness Opinion. Prior to the execution of this Agreement, the Board of Directors of MainStreet has received a written opinion of BB&T Capital Markets, a division of BB&T Securities LLC to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the holders of shares of MainStreet Common Stock from American in connection with the Merger pursuant to this Agreement is fair, from a financial point of view, to the stockholders of MainStreet. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.4	Representations and Warranties of American.

Subject to and giving effect to Sections 3.1 and 3.2, American hereby represents and warrants to MainStreet as follows:

(a) Organization, Standing and Power. American is a Virginia corporation duly organized, validly existing and in good standing under the laws of Virginia. American has the corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. American is duly registered as a bank holding company under the BHCA. American National Bank, a wholly-owned subsidiary of American, is a Virginia commercial bank duly organized, validly existing and in good standing under the laws of Virginia, and has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own and operate its assets, properties and business. American National Bank’s deposits are insured by the Deposit Insurance Fund of the FDIC to the maximum extent permitted by law.

(b) Subsidiaries. Each subsidiary of American is identified in Exhibit 21 to American’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC (each individually a “American Subsidiary” and collectively the “American Subsidiaries”). Each American Subsidiary (i) is a duly organized bank, corporation, limited liability company or statutory trust validly existing and in good standing under applicable laws, (ii) has full corporate power and authority to carry on its business as now conducted and (iii) is duly qualified to do business in the states where its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on American on a consolidated basis. The outstanding shares of capital stock or equity interests of each American Subsidiary have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and all such shares are directly or indirectly owned by American free and clear of all liens, claims and encumbrances or preemptive rights of any person.

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(c) Authority; No Breach of the Agreement.

(i) American has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by American, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of American. This Agreement is a valid and legally binding obligation of American, enforceable in accordance its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of rights of creditors or by general principles of equity).

(ii) Neither the execution and delivery of this Agreement by American, nor the consummation by American of the transactions contemplated hereby, nor compliance by American with any of the provisions hereof will: (A) conflict with or result in a breach of any provision of the Organizational Documents of American or American National Bank; (B) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or asset of American or any American Subsidiary pursuant to any (1) note, bond, mortgage or indenture, or (2) any material license, agreement or other instrument or obligation, to which American or any American Subsidiary is a party or by which American or any American Subsidiary or any of their properties or assets may be bound; or (C) subject to the receipt of all required regulatory and stockholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to American or any American Subsidiary.

(iii) As of the date hereof, American is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger.

(d) American Capital Stock. The authorized capital stock of American consists of 2,000,000 shares of preferred stock, par value $5.00 per share, of which none are issued and outstanding, and 20,000,000 shares of common stock, par value $1.00 per share, of which 7,840,132 shares were issued and outstanding as of June 30, 2014. All outstanding shares of American Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. As of the date of this Agreement, there are no shares of capital stock reserved for issuance, or any outstanding Rights with respect to any capital stock of American, except as contemplated by an American stock option or other equity-based compensation plan, by American’s dividend reinvestment plan or by American’s SEC filings.

(e) SEC Filings; Financial Statements; Accounting Controls.

(i) American has filed all SEC Reports that were required to be filed by it with the SEC since December 31, 2010 under the Securities Act and the Exchange Act, and, to the extent such SEC Reports are not available on the SEC’s Electronic Data Gathering Analysis and Retrieval system, has made copies of such SEC Reports available to MainStreet. The SEC Reports of American, including the financial statements, exhibits and schedules contained therein, (A) at the time filed, complied (and any SEC Reports filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) at the time filed (or if amended or superseded by another SEC Report filed prior to the date of this Agreement, then on the date of such filing), did not (and any SEC Reports filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

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(ii) Each of the financial statements of American contained in or incorporated by reference into any SEC Reports (including any SEC Reports filed after the date of this Agreement) complied (or, in the case of SEC Reports filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act with respect thereto, fairly presented (or, in the case of SEC Reports filed after the date of this Agreement, will fairly present) the consolidated financial position of American and the American Subsidiaries as at the respective dates and the consolidated results of American’s operations and cash flows for the periods indicated, in each case in accordance with GAAP consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited financial statements.

(f) Bank Reports. American and each of the American Subsidiaries has filed all Bank Reports that they were required to file since December 31, 2010 with the Regulatory Agencies, including any Bank Report required to be filed pursuant to the laws of the United States, any state or any Regulatory Agency. Any such Bank Report regarding American and each of the American Subsidiaries filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of American’s and each of the American Subsidiaries’ business, there is no pending proceeding before, or, to its Knowledge, examination or investigation by, any Regulatory Agency into the business or operations of American or any of the American Subsidiaries and no enforcement action, to its Knowledge, threatened by any Regulatory Agency.

(g) Absence of Certain Changes or Events. Since December 31, 2013, except as disclosed in its SEC Reports or Bank Reports filed prior to the date of this Agreement, (i) American and the American Subsidiaries have conducted their respective businesses and incurred liabilities only in the ordinary course consistent with past practices, and (ii) there have been no events, changes, developments or occurrences which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on American.

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(h) Absence of Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved for in its financial statements contained in its SEC Reports or Bank Reports filed prior to the date of this Agreement, (ii) liabilities incurred since June 30, 2014 in the ordinary course of business consistent with past practice, (iii) liabilities which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and (iv) liabilities incurred in connection with the transactions contemplated by this Agreement, neither American nor any American Subsidiary has, and since June 30, 2014 has not incurred (except as permitted by Section 4.2), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements contained in its SEC Reports or Bank Reports).

(i) Legal Proceedings; Compliance with Laws. There are no actions, suits or proceedings instituted or pending or, to its Knowledge, threatened against American or any of the American Subsidiaries or against any of American’s or the American Subsidiaries’ properties, assets, interests or rights, or against any of American’s or American Subsidiaries’ officers, directors or employees in their capacities as such. Neither American nor any of the American Subsidiaries is a party to or subject to any agreement, order, memorandum of understanding, enforcement action, or supervisory or commitment letter by or with any Governmental Authority restricting the operations of American or the operations of any of the American Subsidiaries and neither American nor any of the American Subsidiaries has been advised by any Governmental Authority that any such Governmental Authority is contemplating issuing or requesting the issuance of any such agreement, order, memorandum, action or letter in the future. American and each of the American Subsidiaries have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

(j) Tax Matters. American and each of the American Subsidiaries have filed all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all material respects. All Taxes owed by American or any of its Subsidiaries have been paid, are reflected as a liability in its SEC Reports or Bank Reports, or are being contested in good faith as set forth in its Disclosure Schedule. No tax return or report filed by American or any of the American Subsidiaries is under examination by any Governmental Authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against American or any of the American Subsidiaries by any Governmental Authority. American is not aware of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

(k) Employee Benefit Plans.

(i) All of the American Benefit Plans (as defined herein) are in compliance in all material respects with applicable laws and regulations, and American and American National Bank have administered such benefit plans in accordance with applicable laws and regulations in all material respects. For the purposes of this Agreement, a “American Benefit Plan” means an employee benefit plan and program of American and the American Subsidiaries, including without limitation: (A) all retirement, savings and other pension plans; (B) all health, severance, insurance, disability and other employee welfare plans; and (C) all employment, vacation and other similar plans, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee and director benefit plans, programs or arrangements, and all employment or compensation arrangements, in each case for the benefit of or relating to its current and former employees and directors (collectively, the “American Benefit Plans”).

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(ii) Each American Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, as reflected in a current favorable determination letter (based on Internal Revenue Service permitted determination request procedures), or a filing for the same has been made with the Internal Revenue Service seeking such a determination letter and that request is still awaiting decision by the Internal Revenue Service (based on Internal Revenue Service permitted determination request procedures). Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any tax-qualified plan. There have been no “terminations,” “partial terminations” or “discontinuances of contributions,” as such terms are used in Section 411 of the Code and the regulations thereunder, to any tax-qualified plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such tax-qualified plans.

(l) Insurance. American and the American Subsidiaries are insured with reputable insurers against such risks and in such amounts as management of American reasonably has determined to be prudent in accordance with industry practices. Since December 31, 2013, neither American nor any of the American Subsidiaries has received any notice of a premium increase or cancellation or a failure to renew with respect to any insurance policy or bond or, within the last three (3) calendar years, and since January 1, 2014, has been refused any insurance coverage sought or applied for, and American has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience on the part of American or the American Subsidiaries.

(m) Allowance for Loan Losses. The Loan Loss Allowance shown by American in its SEC Reports or Bank Reports as of June 30, 2014 was, and the Loan Loss Allowance to be shown in its SEC Reports or Bank Reports as of any date subsequent to the date of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including letter of credit or commitments to make loans or extend credit). The Loan Loss Allowance has been established in accordance with GAAP, and applicable regulatory requirements and guidelines.

(n) Environmental Matters. American and each of the American Subsidiaries are in compliance with all Environmental Laws. Neither American nor any of the American Subsidiaries has received any communication alleging that American or such American Subsidiary is not in such compliance, and, to its Knowledge, there are no present circumstances that would prevent or interfere with the continuation of such compliance. To the Knowledge of American, there are no past or present actions, activities, circumstances, events, or incidents that could reasonably form the bases of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against American or any of the American Subsidiaries or against any person or entity whose liability for any Environmental Claim American or an American Subsidiary has or may have retained contractually or by operation of law.

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(o) Books and Records. The books and records of American and those of the American Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(p) Financial Advisors. None of American, any of the American Subsidiaries or any of their respective officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with transactions contemplated herein, except that, in connection with this Agreement, American has retained Keefe, Bruyette & Woods, Inc. as its financial advisor.

ARTICLE 4

Covenants Relating to Conduct of Business

4.1	Conduct of Business of MainStreet Pending Merger.

From the date hereof until the Effective Date, except as expressly contemplated or permitted by this Agreement or as set forth in its Disclosure Schedule, without the prior written consent of American, MainStreet agrees that it will not, and will cause each of the MainStreet Subsidiaries not to:

(a) Conduct its business and the business of the MainStreet Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use its reasonable best efforts to maintain and preserve intact their (i) business organizations, material assets and employees and (ii) relationships with material customers, suppliers, employees and business associates.

(b) Take any action that would adversely affect or delay the ability of American or MainStreet (i) to obtain any necessary approvals, consents or waivers of any Governmental Authority or third party required for the transactions contemplated hereby, (ii) to perform its covenants and agreements under this Agreement, or (iii) to consummate the transactions contemplated hereby on a timely basis.

(c) Amend, repeal or modify its Organizational Documents.

(d) Other than pursuant to stock options outstanding as of the date hereof under the MainStreet Stock Plans as disclosed in Section 3.3(d) of the MainStreet Disclosure Schedule, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock, or any Rights with respect thereto, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of capital stock to become subject to new grants of employee and director stock options, restricted stock, stock appreciation rights or similar stock-based rights.

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(e) Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of MainStreet or a MainStreet Subsidiary, or grant any salary or wage increase or increase any employee benefit (including by making incentive or bonus payments), except for normal individual merit increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such salary or wage increase will result in an annual adjustment in any individual officer’s or employee’s salary or wages of more than two percent (2%) without prior consultation with and approval from American and that no incentive or bonus payment will be paid or agreed to be paid without prior consultation with and approval from American, except for (i) incentive based compensation to employees engaged in selling mortgage and investment products and services in the ordinary course of business, and (ii) the bonuses for 2014 performance listed on Schedule 4.1(e) of the MainStreet Disclosure Schedule.

(f) Enter into, establish, adopt, amend, terminate or make any contributions to (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.1(f) of the MainStreet Disclosure Schedule or (iii) to comply with the requirements of this Agreement), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive, welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any directors, officers or employees, including without limitation taking any action that accelerates, or the lapsing of restrictions with respect to, the vesting or exercise of any benefits payable thereunder.

(g) Hire any person as an employee of MainStreet or a MainStreet Subsidiary or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.1(g) of the MainStreet Disclosure Schedule and (ii) persons hired to fill any employee or non-executive officer vacancies existing at the date hereof or arising after the date hereof and whose employment is terminable at the will of MainStreet and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Merger, the Subsidiary Bank Merger or the consummation thereof.

(h) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(i) Make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding $10,000 individually or $35,000 in the aggregate.

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(j) Implement or adopt any change in its tax or financial accounting principles, practices or methods, including reserving methodologies, other than as may be required by GAAP, regulatory accounting guidelines or applicable law.

(k) Notwithstanding anything herein to the contrary, (i) knowingly take, or knowingly omit to take, any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 6 not being satisfied on a timely basis, except as may be required by applicable law.

(l) Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, deposits, business or properties except for (i) except for OREO properties currently under contract, OREO that is sold in the ordinary course of business consistent with past practice and in amounts that do not exceed $175,000 individually or $500,000 in the aggregate; (ii) transactions set forth in Schedule 4.1(1) of the MainStreet Disclosure Schedule; or (iii) transactions in the ordinary course of business consistent with past practice in amounts that do not exceed $10,000 individually or $25,000 in the aggregate.

(m) Acquire all or any portion of the assets, business, securities, deposits or properties of any other person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for (i) such acquisitions by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith and in amounts that do not exceed $250,000 individually or $500,000 in the aggregate; and (ii) such acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $10,000 individually or $25,000 in the aggregate.

(n) Except as otherwise permitted under this Section 4.1, enter into, amend, modify, cancel, fail to renew or terminate any agreement, contract, lease, license, arrangement, commitment or understanding (whether written or oral) that (i) is a “material contract” required to be filed as an exhibit pursuant to Item 601(b)(10) of the SEC’s Regulation S-K, if such regulation was applicable to MainStreet, or (ii) relates to real property, personal property, data processing or bankcard functions.

(o) Enter into any settlements or similar agreements with respect to any actions, suits, proceedings, orders or investigations to which MainStreet or a MainStreet Subsidiary is or becomes a party after the date of this Agreement, which settlements, agreements or actions involve payment by MainStreet and the MainStreet Subsidiaries collectively of an aggregate amount that exceeds $10,000 and/or would impose any material restriction on the business of MainStreet or create precedent for claims that are reasonably likely to be material to MainStreet.

(p) Enter into any new material line of business; introduce any material new products or services; make any material change to deposit products or deposit gathering or retention policies or strategies; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking, operating or board policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

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(q) Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, American prior to the date hereof).

(r) (i) Make, renew, restructure or otherwise modify any Loan other than Loans made or acquired in the ordinary course of business consistent with past practice and that have (y) in the case of unsecured Loans made to any borrower that are originated in compliance with MainStreet’s internal loan policies without exceptions, a principal balance not in excess of $50,000 in total, which is understood to include any current outstanding principal balance to any such borrower, or (z) in the case of secured Loans made to any borrower that are originated in compliance with MainStreet’s internal loan policies without exceptions, a principal balance not in excess of $1,000,000 in total, which is understood to include any current outstanding principal balance to any such borrower; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; or (iii) enter into any Loan securitization or create any special purpose funding entity. In the event that American’s prior written consent is required pursuant to clause (i) above, American shall use its reasonable best efforts to provide such consent within one (1) business day of any request by MainStreet.

(s) Incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(t) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or U.S. Government securities or U.S. Government agency securities, in each case with a term of one (1) year or less, or dispose of any debt security or equity investment.

(u) Enter into or settle any Derivative Contract.

(v) Other than as a Loan, make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(w) Make or change any material Tax election, settle or compromise any material Tax liability of MainStreet, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of MainStreet, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes or file any amended Tax Return.

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(x) Take any other action that would make any representation or warranty in Section 3.3 hereof untrue, taking into account the standard set forth in Section 3.2.

(y) Agree to take any of the actions prohibited by this Section 4.1.

4.2	Conduct of Business of American Pending Merger.

From the date hereof until the Effective Date, except as expressly contemplated or permitted by this Agreement, without the prior written consent of MainStreet, American agrees that it will not, and will cause each of the American Subsidiaries not to:

(a) Conduct its business and the business of the American Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use its reasonable best efforts to maintain and preserve intact their (i) business organizations, assets and employees and (ii) relationships with customers, suppliers, employees and business associates.

(b) Take any action that would adversely affect or delay the ability of American or MainStreet (i) to obtain any necessary approvals, consents or waivers of any Governmental Authority or third party required for the transactions contemplated hereby, (ii) to perform its covenants and agreements under this Agreement, or (iii) to consummate the transactions contemplated hereby on a timely basis.

(c) Notwithstanding anything herein to the contrary, (i) knowingly take, or knowingly omit to take, any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 6 not being satisfied on a timely basis, except as may be required by applicable law.

(d) Amend, repeal or modify any provision of its Organizational Documents in a manner which would have a material adverse effect on MainStreet, the shareholders of MainStreet or the transactions contemplated by this Agreement.

(e) Take any other action that would make any representation or warranty in Section 3.4 hereof untrue, taking into account the standard set forth in Section 3.2.

(f) Agree to take any of the actions prohibited by this Section 4.2.

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4.3	Transition.

To facilitate the integration of the operations of American and MainStreet and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Date the realization of synergies, operating efficiencies and other benefits expected to be realized by the parties as a result of the Merger, each of American and MainStreet shall, and shall cause its subsidiaries to, consult with the other on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition.

4.4	Control of the Other Party’s Business.

Prior to the Effective Date, nothing contained in this Agreement (including, without limitation, Section 4.1 and Section 4.3) shall give American directly or indirectly, the right to control or direct the operations of MainStreet, and nothing contained in this Agreement shall give MainStreet, directly or indirectly, the right to control or direct the operations of American. Prior to the Effective Date, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its subsidiaries’ respective operations.

ARTICLE 5

Additional Agreements

5.1	Reasonable Best Efforts.

Subject to the terms and conditions of this Agreement, the parties hereto will use their reasonable best efforts to take, or cause to be taken, in good faith all actions, and to do, or cause to be done, all things necessary or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and shall cooperate fully with the other party hereto to that end.

5.2	Access to Information; Notice of Certain Matters; Confidentiality.

(a) Upon reasonable notice and subject to applicable laws regarding the disclosure or exchange of information, MainStreet shall permit American to make or cause to be made such investigation of MainStreet’s operational, financial and legal condition as American reasonably requests; provided, that such investigation shall be reasonably related to the Merger and shall not interfere unreasonably with normal operations. No investigation, in and of itself, by American shall affect the representations and warranties of MainStreet. American will receive notice of all meetings of the MainStreet and Franklin Community Bank Boards of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all MainStreet and Franklin Community Bank representatives to such meetings are provided notice). An executive officer of American will be permitted to attend all meetings of the MainStreet and Franklin Community Bank Boards of Directors and committees of the Boards of Directors (except for the portions of such meetings that are executive sessions, relate to the Merger or a Superior Proposal (as defined herein), or as may be necessary or appropriate in order to preserve attorney-client privilege, as deemed by such boards) and such meetings of management of MainStreet and Franklin Community Bank that American wishes to attend. MainStreet shall also provide to a designated executive officer of American all written agendas and meeting or written consent materials provided to the directors of MainStreet in connection with Board and committee meetings, subject to applicable laws regarding the disclosure or exchange of information. Any such representative of American may be required to enter into an appropriate confidentiality and “no trade” agreement satisfactory to MainStreet prior to attending any such meetings.

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(b) During the period from the date of this Agreement to the Effective Date, MainStreet shall, upon the request of American, cause one or more of its designated executive officers to confer on a monthly or more frequent basis with American regarding MainStreet’s financial condition, operations and business and matters relating to the completion of the Merger. As soon as reasonably available, but in no event more than thirty (30) days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), MainStreet will deliver to American its unaudited balance sheet and statements of income, stockholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP. As soon as reasonably available, but in no event more than sixty (60) days after the end of each fiscal year, MainStreet will deliver to American its unaudited balance sheet and statements of income, shareholders’ equity and cash flows, without related notes, for such year prepared in accordance with GAAP. Within fifteen (15) days after the end of each month, MainStreet will deliver to American (i) such loan reports as American may reasonably request, and (ii) such other financial data as American may reasonably request. The financial statements required to be delivered by this Section 5.2(b) may be consolidated.

(c) Each party hereto will give prompt notice to the other party (and subsequently keep the other party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance known that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

(d) Each party hereto shall, and shall use its reasonable best efforts to cause each of its directors, officers, attorneys and advisors, to maintain the confidentiality of, and not use to the detriment of the other party, all information of the other party obtained prior to the date of this Agreement or pursuant to this Section 5.2 that is not otherwise publicly disclosed by the other party, unless such information is required to be included in any filing required by law or in an application for any Regulatory Approval required for the consummation of the transactions contemplated hereby, such undertaking with respect to confidentiality to survive any termination of this Agreement. In the case of information that a party believes is necessary in making any such filing or obtaining any such Regulatory Approval, that party will provide the other party a reasonable opportunity to review any such filing or any application for such Regulatory Approval before it is filed sufficient for it to comment on and object to the content of such filing or application. If this Agreement is terminated, each party shall promptly return to the furnishing party or, at the request of the furnishing party, destroy and certify the destruction of all confidential information received from the other party.

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5.3	Stockholder Approval.

MainStreet shall call a meeting of its stockholders for the purpose of obtaining the MainStreet Stockholders Approval and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable (such meeting and any adjournment or postponement thereof, the “MainStreet Stockholders Meeting”). In connection with that meeting, the Board of Directors of MainStreet shall support and recommend approval of this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to obtain the MainStreet Stockholders Approval unless the Board of Directors of MainStreet has received and recommended (or submitted to stockholders) a Superior Proposal in accordance with Section 5.5.

5.4	Registration Statement; Proxy Statement; SEC Filings.

(a) Each party will cooperate with the other party, and their representatives, in the preparation of a registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto (the “Registration Statement”), to be filed by American with the SEC in connection with the MainStreet Stockholders Meeting, and the parties will prepare a proxy statement and prospectus and other proxy solicitation materials of MainStreet constituting a part thereof (the “Proxy Statement”). Neither the Proxy Statement nor the Registration Statement shall be filed, and, prior to the earlier of the Effective Date or the termination of this Agreement, no amendment or supplement to the Proxy Statement or the Registration Statement shall be filed, by American without consultation with MainStreet and its counsel. American will use its reasonable best efforts, in which MainStreet will reasonably cooperate as necessary, to file the Registration Statement, including the Proxy Statement in preliminary form, with the SEC as promptly as reasonably practicable and to cause the Registration Statement to be declared effective under the Securities Act, as promptly as reasonably practicable after the filing thereof, and MainStreet shall thereafter mail or deliver the Proxy Statement to its stockholders.

(b) Each party agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the MainStreet stockholders and at the time of the MainStreet Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each party further agrees that if it becomes aware that any information furnished by it that would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Registration Statement.

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5.5	No Other Acquisition Proposals.

(a) MainStreet agrees that it will not, and will cause the MainStreet Subsidiaries and MainStreet’s and the MainStreet Subsidiaries’ officers, directors, employees, agents and representatives (including any financial advisor, attorney or accountant retained by MainStreet or any of the MainStreet Subsidiaries) not to, directly or indirectly, (i) initiate, solicit or encourage inquiries or proposals with respect to, (ii) furnish any confidential or nonpublic information relating to, or (iii) engage or participate in any negotiations or discussions concerning, an Acquisition Proposal (as defined herein).

(b) Notwithstanding the foregoing, nothing contained in this Section 5.5 shall prohibit MainStreet, prior to its meeting of stockholders to be held pursuant to Section 5.3 and subject to compliance with the other terms of this Section 5.5, from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written Acquisition Proposal with respect to MainStreet (that did not result from a breach of this Section 5.5) if, and only to the extent that (i) the MainStreet Board of Directors concludes in good faith, after consultation with and based upon the written advice of outside legal counsel and its financial advisors, that the failure to take such actions would be more likely than not to result in a violation of its fiduciary duties to stockholders under applicable law, (ii) before taking such actions, MainStreet receives from such person or entity an executed confidentiality agreement on terms no less favorable to it than the Confidentiality Agreement, dated May 29, 2014, between American and MainStreet (the “Confidentiality Agreement”), which confidentiality agreement shall not provide such person or entity with any exclusive right to negotiate with MainStreet, and (iii) the MainStreet Board of Directors concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined below). MainStreet shall immediately (within twenty-four (24) hours) notify American orally and in writing of MainStreet’s receipt of any such proposal or inquiry, the material terms and conditions thereof, the identity of the person making such proposal or inquiry, and will keep American apprised of any related developments, discussions and negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

(c) For purposes of this Agreement, an “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, any of the following transactions involving MainStreet or Franklin Community Bank: (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction; (ii) any acquisition or purchase, direct or indirect, of ten percent (10%) or more of the consolidated assets of MainStreet or ten percent (10%) or more of any class of equity or voting securities of MainStreet or the MainStreet Subsidiaries whose assets, individually or in the aggregate, constitute more than ten percent (10%) of the consolidated assets of MainStreet; or (iii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning ten percent (10%) or more of any class of equity or voting securities of MainStreet or the MainStreet Subsidiaries whose assets, individually or in the aggregate, constitute more than ten percent (10%) of the consolidated assets of MainStreet.

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(d) For purposes of this Agreement, a “Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal made by a person or entity (or group of persons or entities acting in concert within the meaning of Rule 13d-5 under the Exchange Act) that the Board of Directors of MainStreet concludes in good faith, after consultation with its financial and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and including the terms and conditions of this Agreement (A) is more favorable to the stockholders of MainStreet from a financial point of view, than the transactions contemplated by this Agreement and (B) is fully financed or reasonably capable of being fully financed and reasonably likely to receive all required approvals of Governmental Authorities on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” the Acquisition Proposal shall have the meaning assigned to such term in Section 5.5(c), except the reference to “ten percent (10%) or more” in such definition shall be deemed to be a reference to “a majority” and “Acquisition Proposal” shall only be deemed to refer to a transaction involving MainStreet or Franklin Community Bank.

(e) Except as otherwise provided in this Agreement (including Section 7.1), nothing in this Section 5.5 shall permit MainStreet to terminate this Agreement or affect any other obligation of MainStreet under this Agreement.

(f) MainStreet agrees that any violation of the restrictions set forth in this Section 5.5 by any representative of MainStreet shall be deemed a breach of this Section 5.5 by MainStreet.

5.6	Applications and Consents.

(a) The parties hereto shall cooperate and use their reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of each Governmental Authority and all third parties necessary to consummate the transactions contemplated by this Agreement (the “Regulatory Approvals”) and will make all necessary filings in respect of the Regulatory Approvals as soon as practicable.

(b) Each party hereto will promptly furnish to the other party copies of applications filed with all Governmental Authorities and copies of written communications received by such party from any Governmental Authority with respect to the transactions contemplated hereby. Each party will consult with the other party with respect to the obtaining of all Regulatory Approvals and other material consents from third parties advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby. All documents that the parties or their respective subsidiaries are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby (including to obtain Regulatory Approvals) will comply as to form in all material respects with the provisions of applicable law.

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5.7	Public Announcements.

Prior to the Effective Date, American and MainStreet will consult with each other as to the form and substance of any press release or other public statement materially related to this Agreement prior to issuing such press release or public statement or making any other public disclosure related thereto (including any broad based employee communication that is reasonably likely to become the subject of public disclosure).

5.8	Affiliate Agreements.

MainStreet has identified to American all persons who are, as of the date hereof, directors or executive officers of MainStreet. MainStreet shall have delivered to American on or prior to the date hereof executed copies of a written agreement in the form of Exhibit 5.8 hereto from each such MainStreet director or executive officer.

5.9	Employee Benefit Plans.

(a) American at its election shall either: (i) provide generally to officers and employees of MainStreet and the MainStreet Subsidiaries, who at or after the Effective Date become employees of American or the American Subsidiaries (“MainStreet Continuing Employees”), employee benefits under the American Benefit Plans (with no break in coverage), on terms and conditions which are the same as for similarly situated officers and employees of American and the American Subsidiaries; or (ii) maintain for the benefit of the MainStreet Continuing Employees, the MainStreet Benefit Plans maintained by MainStreet immediately prior to the Effective Date; provided that American may take action to amend any MainStreet Benefit Plan immediately prior to the Effective Date to comply with any law or, so long as the benefits provided under those MainStreet Benefit Plans following such amendment are no less favorable to the MainStreet Continuing Employees than benefits provided by American to its officers and employees under any comparable American Benefit Plans, as necessary and appropriate for other business reasons.

(b) For purposes of participation, vesting and benefit accrual (except not for purposes of benefit accrual with respect to any plan in which such credit would result in a duplication of benefits) under the American Benefit Plans, service with or credited by MainStreet or any of the MainStreet Subsidiaries shall be treated as service with American. To the extent permitted under applicable law, American shall cause welfare American Benefit Plans maintained by American that cover the MainStreet Continuing Employees after the Effective Date to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded, or restrictions or limitations that were applicable, under the MainStreet Benefit Plans), and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the MainStreet Continuing Employees under welfare MainStreet Benefit Plans to be credited to such MainStreet Continuing Employees under welfare American Benefit Plans, so as to reduce the amount of any deductible, co-insurance or maximum out-of-pocket payments payable by such MainStreet Continuing Employees under welfare American Benefit Plans.

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(c) Each employee of MainStreet or any MainStreet Subsidiary at the Effective Date whose employment is involuntarily terminated other than for cause by American after the Effective Date, but on or before the date that is six (6) months from the Effective Date, excluding any employee who has a contract providing for severance, shall be entitled to receive severance pay equal to two (2) weeks of pay, at his or her rate of pay in effect at the time of termination, for each full year of continuous service with MainStreet and American, subject to a minimum of six (6) weeks and a maximum of twenty-six (26) weeks of pay. Such severance payments will be in lieu of any payment under severance pay plans that may be in effect at MainStreet or any MainStreet Subsidiary prior to the Effective Date.

(d) With respect to MainStreet’s 401(k) plan, MainStreet shall cause such plan to be terminated effective immediately prior to the Effective Date, in accordance with applicable law and subject to the receipt of all applicable regulatory or governmental approvals. Each MainStreet Continuing Employee who was a participant in the MainStreet 401(k) plan and who continues in the employment of American or any American Subsidiary shall be eligible to participate in American’s 401(k) plan on or as soon as administratively practicable after the Effective Date, and account balances under the terminated MainStreet 401(k) plan will be eligible for distribution or rollover, including direct rollover, to American’s 401(k) for MainStreet Continuing Employees. Any other former employee of MainStreet or the MainStreet Subsidiaries who is employed by American or the American Subsidiaries after the Effective Date shall be eligible to be a participant in the American 401(k) plan upon complying with eligibility requirements. All rights to participate in American’s 401(k) plan are subject to American’s right to amend or terminate the plan. For purposes of administering American’s 401(k) plan, service with MainStreet and the MainStreet Subsidiaries shall be deemed to be service with American for participation and vesting purposes, but not for purposes of benefit accrual.

(e) MainStreet and each of the MainStreet Subsidiaries, as applicable, shall adopt such resolutions and/or amendments to the Franklin Community Bank Supplemental Retirement Plan (the “MainStreet SERP”) and related documents and take any other necessary action to freeze the MainStreet SERP on or prior to the Effective Date. As soon as practicable after entering into this Agreement, MainStreet shall provide American with (i) certified copies of the resolutions and/or amendments adopted by the Board of Directors (or the appropriate committee thereof) of MainStreet or a MainStreet Subsidiary, as applicable, authorizing the above actions taken with respect to the MainStreet SERP, and (ii) executed amendments to the MainStreet SERP and related documents, including any required written consent of the participants in the MainStreet SERP, in form and substance reasonably satisfactory to American to effectuate such actions.

(f) Nothing in this Section 5.9 shall be interpreted as preventing American, from and after the Effective Date, from amending, modifying or terminating any American Benefit Plans or MainStreet Benefit Plans or any other contracts, arrangements, commitments or plans of either party in accordance with their terms and applicable law.

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5.10	Reservation of Shares; NASDAQ Listing.

(a) American shall take all corporate action as may be necessary to authorize and reserve for issuance such number of shares of American Common Stock to be issued pursuant to this Agreement, and to cause all such shares, when issued pursuant to this Agreement, to be duly authorized, validly issued, fully paid and nonassessable.

(b) American shall use all reasonable best efforts to cause the shares of American Common Stock to be issued in the Merger to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Date.

5.11	Financial Ability.

On the Effective Date and through the date of payment of the aggregate amount of the Cash Consideration issuable pursuant to Article 3 hereof, American shall have all funds necessary to consummate the Merger and pay the aggregate amount of the Cash Consideration to the holders of MainStreet Common Stock pursuant to Article 2 hereof.

5.12	Indemnification; Insurance.

(a) Following the Effective Date, American shall indemnify, defend and hold harmless any person who has rights to indemnification from MainStreet, to the same extent and on the same conditions as such person was entitled to indemnification pursuant to applicable law and MainStreet’s Organizational Documents, as in effect on the date of this Agreement. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, American shall direct, if the party to be indemnified elects, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between American and the indemnified party.

(b) American shall, at or prior to the Effective Date, purchase a six (6) year “tail” prepaid policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by MainStreet from insurance carriers with comparable credit ratings, covering, without limitation, the Merger; provided, however, that the cost of such “tail” policy shall in no event exceed three hundred percent (300)% of the amount of the last annual premium paid by MainStreet for such existing directors’ and officers’ liability (and fiduciary) insurance. If, but for the proviso to the immediately preceding sentence, American would be required to expend more than three hundred percent (300)% of current annual premiums, American will obtain the maximum amount of that insurance obtainable by payment of annual premiums equal to three hundred percent (300)% of current annual premiums.

(c) The provisions of this Section 5.12 are intended to be for the benefit of and shall be enforceable by each indemnified party and his or her heirs and representatives.

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5.13	Employment Arrangements.

American will, as of and after the Effective Date, assume and honor all employment, severance, change in control and deferred compensation agreements or arrangements that MainStreet and the MainStreet Subsidiaries have with their current and former officers and directors and which are set forth in Section 5.13 of the MainStreet Disclosure Schedule, except to the extent any such agreements or arrangements shall be superseded on or after the Effective Date.

5.14	Notice of Deadlines.

MainStreet has set forth in Section 5.14 of its Disclosure Schedule a complete and accurate list of the deadlines for extensions or terminations of all material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which MainStreet or any of the MainStreet Subsidiaries is a party.

5.15	Consent to Assign and Use Leased Premises; Extensions.

On Section 5.15 of its Disclosure Schedule, MainStreet has provided a list of all leases with respect to real or personal property used by it or any MainStreet Subsidiary. With respect to the leases disclosed in Section 5.15 of its Disclosure Schedule, MainStreet and each of the MainStreet Subsidiaries will use commercially reasonable efforts to obtain all consents necessary or appropriate to transfer and assign, as of the Effective Date, all right, title and interest of MainStreet and each of the MainStreet Subsidiaries to American or an appropriate American Subsidiary and to permit the use and operation of the leased premises by American or an appropriate American Subsidiary.

5.16	Takeover Laws.

If any federal or state anti-takeover laws or regulations may become, or may purport to be, applicable to the transactions contemplated hereby, each party hereto and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary and legally permissible so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such laws or regulations on any of the transactions contemplated by this Agreement.

5.17	Change of Method.

American and MainStreet shall be empowered, upon their mutual agreement and at any time prior to the Effective Date (and whether before or after the MainStreet Stockholders Meeting), to change the method or structure of effecting the combination of American and MainStreet (including the provisions of Article 1), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided that no such change shall (i) alter or change the Exchange Ratio or amount of cash to be received by MainStreet stockholders in exchange for each share of MainStreet Common Stock, (ii) adversely affect the tax treatment of American or MainStreet pursuant to this Agreement or (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties hereto agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 8.3.

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5.18	Certain Policies.

Prior to the Effective Date, MainStreet shall, consistent with GAAP and applicable banking laws and regulations, modify or change its Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of American; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 6.1(b).

5.19	Corporate Governance.

(a) Subject to the prior approval and recommendation of American’s Corporate Governance and Nominating Committee, at the Effective Date, American shall cause Joel R. Shepherd to be appointed to the Board of Directors of American to serve in such capacity until such time as his successor shall be duly elected and qualified.

(b) At or prior to the Effective Date, American shall establish the Franklin Advisory Board, which shall be in effect for a minimum of one (1) year from the Effective Date. The Franklin Advisory Board shall initially be comprised of the current non-executive officer members of the Board of Directors of MainStreet and Franklin Community Bank (other than Mr. Shepherd), together with other business and community leaders chosen by American after consultation with MainStreet. Membership on the Franklin Advisory Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with American until the later of the date that is one (1) year following the Effective Date or the date on which he or she ceases to be a member of the Franklin Advisory Board.

5.20	Shareholder Litigation.

Each of American and MainStreet shall give the other prompt notice of any shareholder litigation against such party or its directors or affiliates (or combination thereof) relating to the transactions contemplated by this Agreement and shall give the other the opportunity to participate in, but not control, the defense or settlement of any such litigation. In addition, no such settlement by MainStreet shall be agreed to without American’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

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ARTICLE 6

Conditions to the Merger

6.1	General Conditions.

The respective obligations of each party to perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by each party pursuant to Section 8.3.

(a) Corporate Action. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken, including without limitation the MainStreet Stockholders Approval.

(b) Regulatory Approvals. American and MainStreet shall have received all Regulatory Approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect; provided, that no such approvals shall contain (i) any conditions, restrictions or requirements that would, after the Effective Date, have or be reasonably likely to have a Material Adverse Effect on American (after giving effect to the Merger) in the reasonable opinion of American, or (ii) any conditions, restrictions or requirements that would, after the Effective Date, be unduly burdensome in the reasonable opinion of American.

(c) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(d) NASDAQ Listing. The shares of the American Common Stock to be issued to the holders of MainStreet Common Stock upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(e) Legal Proceedings. Neither party shall be subject to any order, decree or injunction of (i) a court or agency of competent jurisdiction or (ii) a Governmental Authority that enjoins or prohibits the consummation of the Merger.

(f) Federal Tax Opinion. American and MainStreet shall have received a written opinion, dated the Closing Date, from LeClairRyan, A Professional Corporation, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and shall be entitled to rely upon representations of officers of American and MainStreet reasonably satisfactory in form and substance to such counsel.

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6.2	Conditions to Obligations of American.

The obligations of American to perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by American pursuant to the provisions of this Section 6.2 and Section 8.3.

(a) Representations and Warranties. The representations and warranties of MainStreet set forth in Section 3.3, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specific date) as of all times up to and including the Closing Date as though made on and as of the Closing Date, and American shall have received a certificate, dated as of the Closing Date, signed on behalf of MainStreet by the Chief Executive Officer and Chief Financial Officer of MainStreet to such effect.

(b) Performance of Obligations. MainStreet and each of the MainStreet Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement before the Closing Date, and American shall have received a certificate, dated as of the Closing Date, signed on behalf of MainStreet by the Chief Executive Officer and Chief Financial Officer of MainStreet to such effect.

(c) Dissenting Shares. Dissenting Shares shall not represent five percent (5%) or more of the outstanding shares of MainStreet Common Stock unless waived in the sole discretion of American.

6.3	Conditions to Obligations of MainStreet.

The obligations of MainStreet to perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by MainStreet pursuant to Section 8.3.

(a) Representations and Warranties. The representations and warranties of American set forth in Section 3.4, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specific date) as of all times up to and including the Closing Date, as though made on and as of the Closing Date and MainStreet shall have received a certificate, dated as of the Closing Date, signed on behalf of American by the Chief Executive Officer and Chief Financial Officer of American to such effect.

(b) Performance of Obligations. American and each of the American Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement before the Closing Date, and MainStreet shall have received a certificate, dated as of the Closing Date, signed on behalf of American by the Chief Executive Officer and Chief Financial Officer of American to such effect.

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ARTICLE 7

Termination

7.1	Termination.

This Agreement may be terminated and the Merger abandoned at any time before the Effective Date, whether before or after the approval of the Merger by the stockholders of MainStreet, as provided below:

(a) Mutual Consent. By the mutual consent in writing of American and MainStreet;

(b) Closing Delay. By either American or MainStreet, evidenced by written notice, if the Merger has not been consummated by July 1, 2015 or such later date as shall have been agreed to in writing by the parties, provided that the right to terminate under this Section 7.1(b) shall not be available to any party whose breach or failure to perform an obligation hereunder has caused the failure of the Merger to occur on or before such date;

(c) Breach of Representation or Warranty. By either American or MainStreet (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in breach of any covenant or agreement contained in this Agreement) in the event of a breach or inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach or inaccuracy and which breach or inaccuracy (subject to the applicable standard set forth in Section 3.2) would provide the terminating party the ability to refuse to consummate the Merger under Section 6.2(a) in the case of American and Section 6.3(a) in the case of MainStreet;

(d) Breach of Covenant or Agreement. By either American or MainStreet (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach;

(e) Conditions to Performance Not Met. By either American or MainStreet (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger set forth in Section 6.2 or Section 6.3, as applicable, cannot be satisfied or fulfilled by the date specified in Section 7.1(b), as the date after which such party may terminate this Agreement;

(f) Solicitation and Recommendation Matters; MainStreet Stockholders Meeting Failure. At any time prior to the MainStreet Stockholders Meeting, by American if (i) MainStreet shall have breached Section 5.5, (ii) the MainStreet Board of Directors shall have failed to make its recommendation referred to in Section 5.3, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of American or (iii) MainStreet shall have materially breached its obligations under Section 5.3 by failing to call, give notice of, convene and hold the MainStreet Stockholders Meeting in accordance with Section 5.3;

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(g) No MainStreet Stockholders Approval. By either American or MainStreet, if the MainStreet Stockholders Approval shall not have been attained by reason of the failure to obtain the required vote at the MainStreet Stockholders Meeting or any adjournment thereof;

(h) Termination Event. By American upon the occurrence of a Termination Event (as defined in Section 7.4(e) hereof); or

(i) Other Agreement. At any time prior to the MainStreet Stockholders Meeting, by MainStreet in order to enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received and considered by MainStreet and the MainStreet Board of Directors in compliance with Section 5.5 hereof; provided that this Agreement may be terminated by MainStreet pursuant to this Section 7.1(i) only after the fifth business day following MainStreet’s provision of written notice to American advising American that the MainStreet Board of Directors is prepared to accept a Superior Proposal, and only if, during such five-business day period, American does not, in its sole discretion, make an offer to MainStreet that the MainStreet Board of Directors determines in good faith, after consultation with its financial and outside legal advisors, is at least as favorable as the Superior Proposal.

7.2	Effect of Termination.

In the event of termination of this Agreement by either party as provided in Section 7.1, none of American, MainStreet, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability hereunder or in connection with the transactions contemplated hereby, except that (i) Section 5.2(c) (Confidentiality), Section 5.7 (Public Announcements), this Article 7 (Termination) and Article 8 (General Provisions) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

7.3	Non-Survival of Representations, Warranties and Covenants.

None of the representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Date, except for Section 5.12 and for any other covenant and agreement contained in this Agreement that by its terms applies or is to be performed in whole or in part after the Effective Date.

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7.4	Fees and Expenses.

(a) Except as otherwise provided in this Agreement, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and legal advisors, except that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC and other Governmental Authorities and Regulatory Agencies in connection with the Merger shall be borne equally by American and MainStreet.

(b) In recognition of the effort made, the expenses incurred and the other opportunities for acquisition forgone by American while structuring the Merger, MainStreet shall pay American the sum of $1,000,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated by American pursuant to Section 7.1(f) or Section 7.1(h), or by MainStreet pursuant to Section 7.1(i), payment shall be made to American concurrently with the termination of this Agreement; or

(ii) if this Agreement is terminated (A) by American pursuant to Section 7.1(c) or Section 7.1(d) or Section 7.1(e), (B) by either American or MainStreet pursuant to Section 7.1(b), or (C) by either American or MainStreet pursuant to Section 7.1(g), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the stockholders, senior management or the Board of Directors of MainStreet (or any person or entity shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of MainStreet contemplated by this Agreement at the MainStreet Stockholders Meeting, in the case of clause (C), or prior to the date of termination, in the case of clause (A) or (B), then (1) if within fifteen (15) months after such termination MainStreet enters into an agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then MainStreet shall pay to American the Termination Fee on the date of execution of such agreement (regardless of whether such transaction is consummated before or after the termination of this Agreement) or the consummation of such transaction, or (2) if a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above) is consummated otherwise than pursuant to an agreement with MainStreet within eighteen (18) months after the termination of this Agreement, then MainStreet shall pay to American the Termination Fee on the date when such transaction is consummated.

(c) The agreements contained in paragraph (b) of this Section 7.4 shall be deemed an integral part of the transactions contemplated by this Agreement, that without such agreements the parties would not have entered into this Agreement and that no such amount constitutes a penalty or liquidated damages in the event of a breach of this Agreement by MainStreet or American. If MainStreet or American fails to pay or cause payment to the other party the amount(s) due under paragraph (b) above at the time specified therein, the party so failing to pay shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action in which such other party prevails, including the filing of any lawsuit, taken to collect payment of such amount(s), together with interest on the amount of any such unpaid amount(s) at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amount(s) were required to be paid until the date of actual payment.

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(e) For the purposes of this Agreement, a “Termination Event” shall mean any of the following events or transactions occurring after the date hereof:

(i) (A) MainStreet or Franklin Community Bank, without having received American’s prior written consent, shall have entered into an agreement with any person to (1) acquire, merge or consolidate, or enter into any similar transaction, with MainStreet or Franklin Community Bank, or (2) purchase, lease or otherwise acquire all or substantially all of the assets of MainStreet or Franklin Community Bank; or (B) MainStreet or Franklin Community Bank, without having received American’s prior written consent, shall have entered into an agreement with any person to purchase or otherwise acquire directly from MainStreet securities representing ten percent (10%) or more of the voting power of MainStreet; or

(ii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of MainStreet Common Stock is commenced (other than by American or a American Subsidiary), and the MainStreet Board recommends that the stockholders of MainStreet tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act.

(f) Any payment required to be made pursuant to Section 7.4 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 7.4.

ARTICLE 8

General Provisions

8.1	Entire Agreement.

This Agreement, including the MainStreet Disclosure Schedule and the exhibits hereto, contains the entire agreement between American and MainStreet with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

8.2	Binding Effect; No Third Party Rights.

This Agreement shall bind American and MainStreet and their respective successors and assigns. Other than Sections 5.9, 5.10, 5.11, 5.12 and 5.13, nothing in this Agreement is intended to confer upon any person, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

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8.3	Waiver and Amendment.

Any term or provision of this Agreement may be waived in writing at any time by the party that is, or whose stockholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by a written instrument duly executed by the parties hereto at any time, whether before or after the date of the MainStreet Stockholders Meeting, except statutory requirements and requisite approvals of stockholders and Regulatory Agencies.

8.4	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

8.5	Notices.

All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given (i) on the date given if delivered prior to 5:00 p.m. Eastern Time on a business day, personally or by confirmed telecopier, in each case with a hard copy sent by registered or certified first class mail, personally or by commercial overnight delivery service; (ii) on the date received if sent by commercial overnight delivery service; or (iii) on the third business day after being mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice.

If to American:

Jeffrey V. Haley

President and Chief Executive Officer

American National Bankshares Inc.

628 Main Street

Danville, Virginia 24541

Tele: (434) 773-2219

Fax: (434) 773-2207

with a copy to:

George P. Whitley, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Tele: (804) 343-4089

Fax: (804) 783-7628

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If to MainStreet:

Brenda H. Smith

President and Chief Executive Officer

MainStreet BankShares, Inc.

1075 Spruce Street

Martinsville, Virginia 24112

Tele: (276) 632-7422

Fax: (276) 632-8043

with a copy to:

Douglas W. Densmore, Esq.

CowanPerry PC

317 Washington Avenue, S.W.

Roanoke, Virginia 24016

Tele: (540) 777-3458
Fax: (888) 755-1450

8.6	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

8.7	Waiver of Jury Trial.

Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) it understands and has considered the implications of this waiver and (ii) it makes this waiver voluntarily.

8.8	Severability.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the date first written above.

AMERICAN NATIONAL BANKSHARES INC.

By:	/s/ Jeffrey V. Haley
Jeffrey V. Haley
President and Chief Executive Officer

MAINSTREET BANKSHARES, INC.

By:	/s/ Brenda H. Smith
Brenda H. Smith
President and Chief Executive Officer

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EXHIBIT 1.1

To the Agreement and

Plan of Reorganization

PLAN OF MERGER

BETWEEN

AMERICAN NATIONAL BANKSHARES INC.

AND

MAINSTREET BANKSHARES, INC.

Pursuant to this Plan of Merger (“Plan of Merger”), MainStreet BankShares, Inc., a Virginia corporation (“MainStreet”), shall merge with and into American National Bankshares Inc., a Virginia corporation (“American”).

ARTICLE 1

Terms of the Merger

Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of August 24, 2014, between American and MainStreet (the “Agreement”), at the Effective Date (as defined herein), MainStreet shall be merged with and into American (the “Merger”) in accordance with the provisions of Virginia law, and with the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”). The separate corporate existence of MainStreet thereupon shall cease, and American shall be the surviving corporation in the Merger. The Merger shall become effective on such date and time as may be determined in accordance with Section 1.2 of the Agreement (the “Effective Date”).

ARTICLE 2

Merger Consideration; Exchange Procedures

2.1	Conversion of Shares; Exchange of Shares.

At the Effective Date, by virtue of the Merger and without any action on the part of the stockholders of MainStreet and American, as the case may be, such stockholders will be entitled to the following:

(a) Each share of common stock, par value $1.00 per share, of American (“American Common Stock”), that is issued and outstanding immediately before the Effective Date shall remain issued and outstanding and shall remain unchanged by the Merger.

(b) Each share of common stock, no par value, of MainStreet (“MainStreet Common Stock”), that is issued and outstanding immediately before the Effective Date (other than the Dissenting Shares as defined in Section 2.8) will be converted into and exchanged for the right to receive (i) 0.482 shares (the “Exchange Ratio”) of American Common Stock (the “Stock Consideration”) and (ii) a cash sum of $3.46 (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

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(c) All shares of MainStreet Common Stock converted pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Date.

(d) Each certificate previously representing shares of MainStreet Common Stock (a “MainStreet Common Certificate”) shall cease to represent any rights except the right to receive with respect to each underlying share of MainStreet Common Stock (i) the Merger Consideration upon the surrender of such MainStreet Common Certificate in accordance with Section 2.2, and (ii) any dividends or distributions or cash in lieu of financial shares which the holder thereof has the right to receive pursuant to Sections 2.4 and 2.6.

(e) Each share of MainStreet Common Stock held by either party and each share of American Common Stock held by MainStreet or any of the MainStreet Subsidiaries (as defined in the Agreement) prior to the Effective Date (in each case other than in a fiduciary or agency capacity or on behalf of third parties as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Date and no consideration shall be issued in exchange therefor; provided, that such shares of American Common Stock shall resume the status of authorized and unissued shares of American Common Stock.

2.2	Exchange Procedures.

(a) On or before the Closing Date, American shall deposit, or shall cause to be deposited, with its transfer agent or such other transfer agent or depository or trust institution of recognized standing approved by American (in such capacity, the “Exchange Agent”), for the benefit of the holders of the MainStreet Common Certificates, (i) certificates representing the shares of American Common Stock issuable pursuant to this Article 2, and (ii) cash equal to the aggregate amount of the Cash Consideration issuable pursuant to this Article 2, together with any dividends or distributions with respect thereto and any cash to be paid in lieu of fractional shares without any interest thereon (the “Exchange Fund”), in exchange for certificates representing outstanding shares of MainStreet Common Stock.

(b) As promptly as practicable after the Effective Date, American shall cause the Exchange Agent to send to each former stockholder of record of MainStreet immediately before the Effective Date transmittal materials for use in exchanging such stockholder’s MainStreet Common Certificates for the Merger Consideration, as provided for herein.

(c) American shall cause the Merger Consideration into which shares of MainStreet Common Stock are converted at the Effective Date or dividends or distributions which such stockholder shall be entitled to receive and any cash to be paid in lieu of fractional shares to be issued and paid to such stockholder upon delivery to the Exchange Agent of MainStreet Common Certificates representing such shares of MainStreet Common Stock, together with the transmittal materials duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any such cash to be paid pursuant to Sections 2.4 or 2.6.

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(d) Any MainStreet stockholder whose MainStreet Common Certificates have been lost, destroyed, stolen or are otherwise missing shall be entitled to the Merger Consideration, dividends or distributions, and cash in lieu of fractional shares to which such stockholder shall be entitled upon compliance with reasonable conditions imposed by American pursuant to applicable law and as required in accordance with American’s standard policy (including the requirement that the shareholder furnish a surety bond or other customary indemnity).

(e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MainStreet for six (6) months after the Effective Date shall be returned to American (together with any earnings in respect thereof). Any stockholders of MainStreet who have not complied with this Article 2 shall thereafter be entitled to look only to American, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of MainStreet Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.

(f) None of the Exchange Agent, American, MainStreet or any of the American Subsidiaries or the MainStreet Subsidiaries (as such terms are defined in the Agreement) shall be liable to any stockholder of MainStreet for any amount of property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.3	MainStreet Stock Options.

(a) At the Effective Date, each option to purchase shares of MainStreet Common Stock (a “MainStreet Stock Option”) granted under an equity or equity-based compensation plan of MainStreet (a “MainStreet Stock Plan”) shall vest and shall be converted into an option (each, a “Replacement Option”) to acquire, on the same terms and conditions as were applicable under such MainStreet Stock Option (except as provided otherwise in this Section 2.3(a)), the number of shares of American Common Stock equal to the product of (i) the number of shares of MainStreet Common Stock subject to the MainStreet Stock Option multiplied by (ii) 0.643 (the “Option Exchange Ratio”). Such product shall be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each Replacement Option shall equal (y) the exercise price per share of shares of MainStreet Common Stock that were purchasable pursuant to such MainStreet Stock Option divided by (z) the Option Exchange Ratio. Notwithstanding the foregoing, each MainStreet Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) shall be adjusted in accordance with the requirements of Section 424 of the Code and all other options shall be adjusted in a manner that maintains the options exemption from Section 409A of the Code. At the Effective Date, American shall assume the MainStreet Stock Plans; provided that such assumption shall only be with respect to the Replacement Options and American shall have no obligation to make any additional grants or awards under the MainStreet Stock Plans.

(b) As soon as practicable after the Effective Date, American will deliver to the holders of Replacement Options any required notices setting forth such holders’ rights pursuant to the respective MainStreet Stock Plan and award documents and stating that such Replacement Options have been issued by American and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger and the terms of the MainStreet Stock Plan).

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2.4	No Fractional Shares.

Each holder of shares of MainStreet Common Stock exchanged pursuant to the Merger which would otherwise have been entitled to receive a fraction of a share of American Common Stock shall receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount equal to such fractional part of a share of American Common Stock multiplied by the closing sale price of American Common Stock on the NASDAQ Global Select Market for the trading day immediately preceding (but not including) the Effective Date.

2.5	Anti-Dilution.

In the event American changes (or establishes a record date for changing) the number of shares of American Common Stock issued and outstanding before the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, appropriate and proportional adjustments will be made to the Exchange Ratio.

2.6	Dividends.

No dividend or other distribution payable to the holders of record of MainStreet Common Stock at, or as of, any time after the Effective Date will be paid to the holder of any MainStreet Common Certificate until such holder physically surrenders such certificate (or furnishes a surety bond or a customary indemnity that such certificate is lost, destroyed, stolen or otherwise missing as provided in Section 2.2(d)) for exchange as provided in Section 2.2 of this Plan of Merger, promptly after which time all such dividends or distributions will be paid (without interest).

2.7	Withholding Rights.

The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined in the Agreement) or any provision of state, local or foreign Tax (as defined in the Agreement) law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority (as defined in the Agreement) by the Exchange Agent, such amounts withheld will be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Exchange Agent.

2.8	Dissenting Shares.

Any holder of shares of MainStreet Common Stock who perfects such holder’s appraisal rights in accordance with and as contemplated by Sections 13.1-729 through 13.1-741.1 of the VSCA shall be entitled to receive from American, in lieu of the Merger Consideration, the value of such shares as to which appraisal rights have been perfected in cash as determined pursuant to the VSCA; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with all applicable provisions of the VSCA, and surrendered to MainStreet the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Date a dissenting stockholder of MainStreet fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s shares, American shall issue and deliver the consideration to which such holder of shares of MainStreet Common Stock is entitled under this Article 2 (without interest) upon surrender by such holder of the MainStreet Common Certificate representing such shares.

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ARTICLE 3

Articles of Incorporation and Bylaws of American

The Articles of Incorporation of American as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of American at and after the Effective Date until thereafter amended in accordance with applicable law. The Bylaws of American as in effect immediately prior to the Effective Date shall be the Bylaws of American at and after the Effective Date until thereafter amended in accordance with applicable law.

ARTICLE 4

Conditions Precedent

The obligations of American and MainStreet to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

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EXHIBIT 1.3

To the Agreement and

Plan of Reorganization

FORM OF SUBSIDIARY BANK AGREEMENT AND PLAN OF MERGER

BETWEEN

AMERICAN NATIONAL BANK AND TRUST COMPANY

AND

FRANKLIN COMMUNITY BANK, NATIONAL ASSOCIATION

This Subsidiary Bank Agreement and Plan of Merger (the “Subsidiary Bank Agreement”), dated ____________, 2014, is between American National Bank and Trust Company, a national banking association (“American National Bank”), and Franklin Community Bank, National Association, a national banking association (“Franklin Community Bank”).

ARTICLE 1

Terms of the Merger

1.1	The Merger.

Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of August 24, 2014 (the “Agreement”), between American National Bankshares Inc. (“American”) and MainStreet BankShares, Inc. (“MainStreet”), at the Effective Date (as defined herein), Franklin Community Bank shall be merged with and into American National Bank (the “Merger”) in accordance with the provisions of the National Bank Act and the rules and regulations promulgated thereunder. American National Bank shall be the surviving national banking association in the Merger (American National Bank as existing on and after the Effective Date is sometimes referred to herein as the “Continuing Bank”). The Merger shall become effective on such date and time as specified in the Articles of Merger between American National Bank and Franklin Community Bank filed with the Office of the Comptroller of the Currency (the “Effective Date”).

1.2	Articles of Association; Bylaws.

The Articles of Association and Bylaws of American National Bank in effect immediately prior to the consummation of the Merger shall continue to remain in effect following the Effective Date until otherwise amended.

1.3.	Conversion of Shares.

Each share of common stock of American National Bank issued and outstanding immediately prior to the Effective Date shall continue unchanged as an outstanding share of common stock of the Continuing Bank, and each outstanding share of common stock of Franklin Community Bank shall be cancelled and retired with no consideration to be issued or paid in exchange therefor.

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1.4	Assets and Liabilities.

All assets of Franklin Community Bank as they exist at the Effective Date shall pass to and vest in the Continuing Bank without any conveyance or other transfer. The Continuing Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging banks existing as of the Effective Date.

ARTICLE 2

Board of Directors

At the Effective Date, the Board of Directors of American National Bank shall consist of all of the current directors of American National Bank.

ARTICLE 3

Capital Stock

The amount of capital stock of the Continuing Bank after the Effective Date shall be [$3.0 million], divided into [300,000] shares of common stock, each of [$10.00] par value. At the Effective Date, the Continuing Bank shall have a surplus of approximately [$____ million], undivided profits, including capital reserves, of [$____ million] and accumulated other comprehensive income of [$____ thousand], adjusted however, for normal earnings and expenses between June 30, 2014 and the Effective Date.

ARTICLE 4

Conditions Precedent

The obligations of American National Bank and Franklin Community Bank to effect the Merger as herein provided shall be subject to the receipt of all applicable regulatory approvals and to the prior effectiveness of the merger of MainStreet with and into American in accordance with the Agreement.

ARTICLE 5

Termination

This Subsidiary Bank Agreement may be terminated at any time prior to the Effective Date by the parties hereto.

[Signatures follow on next page]

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 IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Bank Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the date first written above.

AMERICAN NATIONAL BANK AND TRUST COMPANY

By:	/s/ Jeffrey V. Haley
Jeffrey V. Haley
President and Chief Executive Officer

FRANKLIN COMMUNITY BANK, NATIONAL ASSOCIATION

By:	/s/ Brenda H. Smith
Brenda H. Smith
President and Chief Executive Officer

B-3

EXHIBIT 5.8

To the Agreement and

Plan of Reorganization

FORM OF AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (the “Agreement”), dated as of August 24, 2014, is by and among AMERICAN NATIONAL BANKSHARES INC., a Virginia corporation (“American”), MAINSTREET BANKSHARES, INC., a Virginia corporation (“MainStreet”), and the undersigned stockholder of MainStreet (the “Stockholder”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, the Boards of Directors of American and MainStreet have approved a business combination of their companies through the merger (the “Merger”) of MainStreet with and into American pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated as of August 24, 2014, between American and MainStreet, and a related Plan of Merger (together referred to herein as the “Merger Agreement”);

WHEREAS, the Stockholder is the beneficial and registered owner of, and has the right and power to vote or direct the disposition of the number of shares of common stock, no par value, of MainStreet (“MainStreet Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto (such shares, together with all shares of MainStreet Common Stock subsequently acquired by the Stockholder during the term of this Agreement, are referred to herein as the “Shares”); and

WHEREAS, as a condition and inducement to American and MainStreet entering into the Merger Agreement, the Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration (including the merger consideration set forth in Article 2 of the Merger Agreement), the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Agreement to Vote.

During the term of this Agreement and at such time as MainStreet conducts the MainStreet Stockholders Meeting, the Stockholder agrees to vote or cause to be voted all of the Shares, and to cause any holder of record of the Shares to vote all such Shares, in person or by proxy: (i) in favor of the Merger Agreement at the MainStreet Stockholders Meeting; and (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of MainStreet under the Merger Agreement or of the Stockholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of American’s or MainStreet’s conditions under the Merger Agreement.

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2.	Covenants of Stockholder.

The Stockholder covenants and agrees as follows:

(a) Ownership. The Stockholder is the beneficial and registered owner of the Shares as set forth opposite the Stockholder’s name on Schedule A hereto. Except for the Stockholder’s Shares, the Stockholder is not the beneficial or registered owner of any other shares of MainStreet Common Stock or rights to acquire shares of MainStreet Common Stock and for which Stockholder has the sole right and power to vote and/or dispose. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(b) Restrictions on Transfer. During the term of this Agreement, the Stockholder will not sell, pledge, hypothecate, grant a security interest in, transfer or otherwise dispose of or encumber any of the Shares and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting the Stockholder’s Shares in accordance with Section 1 hereof) which would during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to, the transfer or voting of the Shares.

(c) Authority. The Stockholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(d) No Breach. None of the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in Section 2(e) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Shares are subject.

(e) No Liens. The Shares and the certificates representing the Shares are now, and at all times during the term of this Agreement, will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (each, a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule B attached hereto.

(f) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

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(g) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his or her affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby.

(h) No Solicitation. During the term of this Agreement, the Stockholder shall not, nor shall he or she permit any investment banker, attorney or other adviser or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

(i) Statements. The Stockholder shall not make any statement, written or oral, to the effect that he or she does not support the Merger or that other stockholders of MainStreet should not support the Merger.

3.	No Prior Proxies.

The Stockholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shares are revocable, and that any such proxies or voting rights are hereby irrevocably revoked.

4.	Certain Events.

The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of MainStreet affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of MainStreet issued to or acquired by the Stockholder.

5.	Capacity; Obligation to Vote.

(a) Notwithstanding anything in this Agreement to the contrary, in the event that the Board of Directors of MainStreet is permitted to engage in negotiations or discussions with any person who made an unsolicited bona fide written Acquisition Proposal in accordance with Section 5.5 of the Merger Agreement, the Stockholder shall be permitted, at the request of the Board of Directors of MainStreet, to respond to inquiries from, and discuss such Acquisition Proposal with, the Board of Directors of MainStreet. With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of the Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by the Stockholder of his or her responsibilities as a director or officer of MainStreet, including actions permitted to be taken in compliance with Section 5.5 of the Merger Agreement. The term “Shares” shall not include any securities beneficially owned by the Stockholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by the Stockholder of his or her fiduciary responsibility in respect of any such securities.

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(b) The parties hereto agree that, notwithstanding the provisions contained in Section 1 hereof, the Stockholder shall not be obligated to vote as required in Section 1 of this Agreement in the event that (i) American is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Merger Agreement, or (ii) MainStreet is otherwise entitled to terminate the Merger Agreement.

6.	Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Date of the Merger, or (ii) termination of the Merger Agreement in accordance with Article 7 of the Merger Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Stockholder, MainStreet or American, or their respective officers or directors, except that nothing in this Section 6 shall relieve any party hereto from any liability for breach of this Agreement before such termination.

7.	Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, the Stockholder shall hereby authorize and instruct MainStreet to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 6 hereof.

8.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity. Each party hereto waives the posting of any bond or security in connection with any proceeding related thereto.

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9.	Banking Relationships.

Notwithstanding any other terms and provisions of this Agreement, including Section 6, the Stockholder further covenants and agrees that (i) from the date hereof and through the Effective Date of the Subsidiary Bank Merger, he or she will use best efforts to maintain and continue with Franklin Community Bank such banking relationships (e.g., lending, deposit or other accounts) that the Stockholder (or affiliates thereof) currently maintains with MainStreet and Franklin Community Bank, in form and substance substantially the same as currently maintained; and (ii) after the Subsidiary Bank Merger and until the one (1) year anniversary of the Subsidiary Bank Merger, he or she will use best efforts to maintain and continue with American and American National Bank such banking relationships that the Stockholder (or affiliates thereof) maintained with MainStreet and Franklin Community Bank prior to the Subsidiary Bank Merger.

10.	Amendments.

This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by the parties hereto.

11.	Governing Law.

This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12.	Notices.

All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service as follows: (i) with respect to MainStreet or American, the applicable address set forth in Section 8.5 of the Merger Agreement, and (ii) with respect to the Stockholder, at the address for the Stockholder shown on the records of MainStreet.

13.	Benefit of Agreement; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other parties.

(b) The parties hereto agree and designate Franklin Community Bank and American National Bank as third-party beneficiaries of this Agreement, with Franklin Community Bank and American National Bank each having the right to enforce the terms hereof.

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14.	Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

15.	Severability.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

[Signatures on following page]

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IN WITNESS WHEREOF, American National Bankshares Inc., MainStreet BankShares, Inc. and the Stockholder have caused this Agreement to be duly executed as of the date and year first above written.

AMERICAN NATIONAL BANKSHARES INC.

By:
Jeffrey V. Haley
President and Chief Executive Officer

MAINSTREET BANKSHARES, INC.

By:
Brenda H. Smith
President and Chief Executive Officer

STOCKHOLDER

Name:

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SCHEDULE A

Number of Shares

Name	Common Stock (including restricted stock)	Vested Options	Unvested Options

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SCHEDULE B

Liens

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